                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                ------------------------------------------------

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]


Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Section 240.14a-11(c) or Section
      240.14a-12

                                H&R BLOCK, INC.
                 ----------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                H&R BLOCK, INC.
                    ----------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1) Title of each class of securities to which the transaction applies:
         ___________
      2) Aggregate number of securities to which transaction applies:___________
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:_________________________________
      4) Proposed maximum aggregate value of transaction:____________________
      5) Total Fee Paid:____________________________________________

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:_____________________________________
      2) Form, Schedule or Registration Statement No.:__________________
      3) Filing Party:____________________________________________
      4) Date Filed:______________________________________________

                               H&R Block, Inc.
                                4400 Main Street
                          Kansas City, Missouri 64111

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         to be held September 10, 1997

     The annual meeting of shareholders of H&R Block, Inc., a Missouri corporation (the "Company"), will be held at the Nelson-Atkins Museum of Art, 4525 Oak Street, Kansas City, Missouri, at 9:00 a.m., Kansas City time, on Wednesday, September 10, 1997. Shareholders attending the meeting are asked to park on the east side of the parking lot that is north of the Museum and enter the Museum's east entrance. The meeting will be held for the purpose of considering and acting upon the following:

        1. The election of three Class II directors to serve three-year terms (See page 3);

        2. The approval of an amendment to the 1993 Long-Term Executive Compensation Plan in order to provide for the maximum number of shares with respect to which awards may be granted to any one individual in any calendar year (See page 21);

        3. The adoption of the H&R Block Stock Plan for Non-Employee Directors (See page 26);

        4. The ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the year ending April 30, 1998 (See page 28); and

        5. The transaction of such other business as may properly come before the meeting or any adjournments thereof;

all as set forth in the proxy statement accompanying this Notice.

     The Board of Directors has fixed the close of business on July 11, 1997 as the record date for determining shareholders of the Company entitled to notice of and to vote at the meeting.

                                             By Order of the Board of Directors
                                             JAMES H. INGRAHAM
                                             Secretary
Kansas City, Missouri
July 30, 1997

     A PROXY FOR THE ANNUAL MEETING IS ENCLOSED HEREWITH.  PLEASE DATE AND
SIGN THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. IF YOU ARE PRESENT AT THE MEETING AND DESIRE TO VOTE IN PERSON, THE PROXY WILL NOT BE USED. THEREFORE, PLEASE RETURN THE SIGNED PROXY EVEN IF YOU PLAN TO ATTEND THE MEETING.

                                PROXY STATEMENT

     The accompanying proxy is solicited by the Board of Directors of H&R Block, Inc. (the "Company"), 4400 Main Street, Kansas City, Missouri 64111, for use at the annual meeting of shareholders to be held on September 10, 1997, or at any adjournment of that meeting, for the purposes set forth in the foregoing notice. All costs of solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited personally or by telephone or telegram by regular employees of the Company. The Company has retained Corporate Investor Communications, Inc. to assist in the solicitation of proxies on behalf of the Board of Directors for a fee of $6,000, plus reimbursement of reasonable expenses. Further, brokers and other custodians, nominees and fiduciaries will be requested to forward soliciting material to their principals and the Company will reimburse them for the expense of doing so.

     A shareholder giving a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked by filing with the Secretary of the Company a revoking instrument or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy is present at the meeting and elects to vote in person. Subject to such revocation or suspension, shares represented by properly executed proxies received by the Board of Directors will be counted at the meeting and will be voted in accordance with the shareholder's directions. If the form of proxy is signed and returned and the shareholder has made no specifications with respect to voting matters, the shares will be voted in accordance with the recommendations of the Board of Directors.


QUORUM; VOTING PROCEDURES

     A majority of the outstanding shares entitled to vote at the meeting, represented in person or by proxy, shall constitute a quorum at such meeting. Shares represented by a proxy that directs that the shares abstain from voting or that a vote be withheld on a matter shall be deemed to be represented at the meeting for quorum purposes. Shares represented by proxy as to which no voting instructions are given as to matters to be voted upon shall be deemed to be represented at the meeting for quorum purposes.

     Shareholders do not have cumulative voting rights with respect to the election of directors. For all matters to be voted upon at the meeting, the affirmative vote of a majority of shares present in person or represented by proxy, and entitled to vote on the matter, is necessary for election or approval. For purposes of determining the number of shares present in person or represented by proxy on a voting matter, all votes cast "for," "against," "abstain" or "withhold authority" are included. "Broker non-votes," which occur when brokers or other nominees are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions, are not counted for the purpose of determining the number of shares present in person or represented by proxy on a voting matter.


OUTSTANDING VOTING SECURITIES AND DATE OF MAILING

     At the close of business on July 11, 1997, the Company's outstanding voting securities consisted of 104,093,161 shares of Common Stock.

     The proxy statement and accompanying form of proxy are first being sent to shareholders on or about July 30, 1997.

                             ELECTION OF DIRECTORS
                           (ITEM 1 ON FORM OF PROXY)

     The Company's Articles of Incorporation and Bylaws provide that the number of directors to constitute the Board of Directors shall be not less than nine nor more than 15, with the exact number to be fixed by a resolution adopted by the affirmative vote of a majority of the whole Board. Effective December 11, 1996, the Board fixed the number of directors to constitute the Board of Directors at nine. The Articles of Incorporation and Bylaws further provide that the Board of Directors shall be divided into three classes: Class I, Class II and Class III, with each class to consist, as nearly as possible, of one-third of the members of the Board. The term of office of one class of directors shall expire at each annual meeting of shareholders. Directors elected at an annual meeting of shareholders to succeed those whose terms expire shall be identified as being of the same class as those directors they succeed and shall be elected for a term to expire at the third annual meeting of shareholders after their election.

     Nominations of persons for election to the Board of Directors may be made at a meeting of shareholders only (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Company entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in the Company's Bylaws.

     At the annual meeting of shareholders to be held on September 10, 1997, three Class II directors will be elected to hold office for three years and until their successors are elected and shall have qualified. G. Kenneth Baum, Henry F. Frigon and Roger W. Hale have been nominated for election as Class II directors of the Company. All nominees are currently Class II directors of the Company. The shares voted by the proxies will be voted for their election unless authority to do so is withheld as provided in the form of proxy. All nominees have consented to serve if elected and the Board of Directors has no reason to believe that any of the nominees will be unable to accept the office of director, but if such contingency should arise, it is the intention of the proxies to vote for such person or persons as the Board of Directors may recommend.

     The nominees for election as Class II directors and the current Class I and Class III directors are listed in alphabetical order in the following table. Henry W. Bloch, Robert E. Davis and Frank L. Salizzoni serve as Class I directors with terms scheduled to expire at the annual meeting of shareholders in 1999. Donna R. Ecton, Marvin L. Rich and Morton I. Sosland serve as Class III directors with terms scheduled to expire at the annual meeting of shareholders in 1998.

                                             COMMON STOCK
                                             (AND PERCENT      SOLE        SHARED
NAME, AGE AND PRINCIPAL                       OF CLASS)     VOTING AND   VOTING AND
OCCUPATION OR EMPLOYMENT           DIRECTOR  BENEFICIALLY   INVESTMENT   INVESTMENT
DURING THE PAST 5 YEARS             SINCE      OWNED(1)       POWERS       POWERS
------------------------           --------  ------------  ------------  ----------
G. Kenneth Baum (67)               1961      105,199(4)    105,199(4)    -0-
Chairman of the Board,                       (.11%)
George K. Baum Group, Inc.,
investment company(2)(3)

Henry W. Bloch (75)                1955      5,154,200(4)  4,925,000(4)  229,200
Chairman of the Board                        (4.96%)
of the Company(5)

Robert E. Davis (66)               1981      21,799(4)     21,599(4)     200
Managing Director, Axess                     (.03%)
Corporation, diversified
manufacturing(2)

                                       3

                                           COMMON STOCK
                                           (AND PERCENT     SOLE        SHARED
NAME, AGE AND PRINCIPAL                      OF CLASS)   VOTING AND   VOTING AND
OCCUPATION OR EMPLOYMENT         DIRECTOR  BENEFICIALLY  INVESTMENT   INVESTMENT
DURING THE PAST 5 YEARS           SINCE      OWNED(1)      POWERS       POWERS
-----------------------           -----      --------      ------       ------
Donna R. Ecton (50)                1993      4,299(4)     4,299(4)     -0-
Chief Operating Officer,                     (.01%)
PETsMART, Inc.,
international pet supplies
retailer(2)(6)

Henry F. Frigon (62)               1992      13,999(4)    5,999(4)     8,000
Retired Chief Executive Officer,             (.02%)
BATUS Incorporated, and
Executive Vice President,
Hallmark Cards Incorporated(2)(7)

Roger W. Hale (54)                 1991      13,169(4)    13,169(4)    -0-
Chairman, President and Chief                (.02%)
Executive Officer, LG&E Energy
Corporation, a diversified
energy services company(2)(8)

Marvin L. Rich (63)                1961      68,479(4)    60,479(4)    8,000
Of Counsel, Craft, Fridkin &                 (.07%)
Rhyne, law firm

Frank L. Salizzoni (59)            1988      25,333(4)    23,333(4)    2,000
President and Chief Executive                (.03%)
Officer of the Company(2)(9)

Morton I. Sosland (72)             1963      282,397(4)   97,809(4)    184,588
Chairman of the Board, Sosland               (.28%)
Companies, Inc., publishers(2)(10)

(1) As of June 1, 1997. For purposes of this disclosure, the Securities and Exchange Commission has defined "beneficial ownership" to include securities over which the individual has sole or shared investment or voting power regardless of the economic incidents of ownership. The shares reported in the table include shares held by certain family members of the directors or in trusts or custodianships for such members (directly or through nominees). The reported shares also include 6,400 shares held by an estate of which Mr. Baum is the personal representative; 8,000 shares held by a charitable foundation of which Mr. Frigon is a director; 2,000 shares held by a charitable foundation of which Mr. Salizzoni is an officer; 9,000 shares held by a charitable foundation of which Mr. Sosland is an officer and a director; and 104,592 shares held by a corporation of which Mr. Sosland is an officer and a director. The respective directors have disclaimed any beneficial ownership of those shares held by or for their family members, Mr. Baum has disclaimed any beneficial ownership of those shares held by the estate of which he is the personal representative, Mr. Frigon has disclaimed any beneficial ownership of those shares held in the name of the charitable foundation of which he is a director, Mr. Salizzoni has disclaimed any beneficial ownership of those shares held in the name of the charitable foundation of which he is an officer, and Mr. Sosland has disclaimed any beneficial ownership of those shares held in the name of the charitable foundation of which he is an officer and a director or by the corporation of which he is an officer and a director.

(2) With respect to other directorships held by the above persons in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of
     Section 15(d) of said Act, Mr. Baum is a director of Interstate Bakeries Corporation, Sealright Co., Inc. and Unitog Company; Mr. Davis is a director of Rheometric Scientific, Inc. and USF&G Corporation; Ms. Ecton is a director of Barnes Group, Inc., PETsMART, Inc. and Vencor, Inc.; Mr. Frigon is a director of Buckeye Cellulose Corp., CompuServe Corporation, Dimon, Inc. and Group Technologies Corp.; Mr. Hale is a director of CompuServe Corporation and PNC Bank Corp.; Mr. Salizzoni is a director of CompuServe Corporation, SKF USA Inc., and Orbital Sciences Corporation; and Mr. Sosland is a director of CompuServe Corporation and Kansas City Southern Industries, Inc.

(3) Mr. Baum has served as Chairman of the Board of George K. Baum Group, Inc., Kansas City, Missouri, since May 1994. He was Chairman of the Board of George K. Baum & Company, an investment banking firm, from 1982 until May 1994.

(4) Includes shares which on June 1, 1997 the specified directors had the right to purchase as of June 30, 1997 pursuant to options granted in connection with the Company's stock option plans, as follows: Mr. Baum, 19,999 shares; Mr. Bloch, 25,500 shares; Mr. Davis, 15,999 shares; Ms. Ecton, 3,999 shares; Mr. Frigon, 5,999 shares; Mr. Hale, 11,999 shares; Mr. Rich, 19,999 shares; Mr. Salizzoni, 19,333 shares; and Mr. Sosland, 19,999 shares.

(5) Mr. Bloch has served as Chairman of the Board of the Company since August 1989. He was its Chief Executive Officer from 1974 through July 1992.

(6) Ms. Ecton has served as Chief Operating Officer of PETsMART, Inc., Phoenix, Arizona, since December 1996. She was Chairman of Business Mail Express, Inc., Malvern, Pennsylvania, from June 1995 until December 1996, and President and Chief Executive Officer of such corporation from February 1995 until December 1996. She was President and Chief Executive Officer of Van Houten North America, Inc. and Andes Candies Inc., Delavan, Wisconsin, chocolate and confections companies, from December 1991 until January 1994.

(7) Mr. Frigon served as the interim Chairman of the Board of CompuServe Corporation from June 1996 until October 1996. He served as Executive Vice President-Corporate Development & Strategy and Chief Financial Officer of Hallmark Cards Incorporated, Kansas City, Missouri, greeting card company, from January 1991 until his retirement in December 1994. He had previously served as President and Chief Executive Officer of BATUS Incorporated, Louisville, Kentucky.

(8) Mr. Hale has served as Chairman, President and Chief Executive Officer of LG&E Energy Corporation, Louisville, Kentucky, since August 1990. He has also served as Chairman of the Board of Louisville Gas & Electric Company since February 1990 and as Chief Executive Officer of such company since June 1989.

(9) Mr. Salizzoni has served as the Company's President and Chief Executive Officer since June 19, 1996. He has also served as Chairman of the Board of CompuServe Corporation since October 1996. He served as President and Chief Operating Officer of USAir, Inc. and USAir Group, Inc., Pittsburgh, Pennsylvania, airline, from March 1994 until April 1996. He was Executive Vice President-Finance of USAir, Inc. from November 1990 until March 1994.

(10) Mr. Sosland has served as Chairman of Sosland Companies, Inc., Kansas City, Missouri, since January 1993. He served as President of such firm from July 1968 through December 1992. He has also served as Chairman of Sosland Publishing Company since 1984.

               DIRECTORS' MEETINGS, COMPENSATION AND COMMITTEES

     There were 13 meetings of the Board of Directors held during the 1997 fiscal year, and 10 meetings of the standing Board committees held during such year. Each of the incumbent directors attended at least 75% of the aggregate of (1) the total number of meetings of the Board held during the time in which he or she served as a director in such year and (2) the total number of meetings of the Board committees on which he or she served that were held during the time in which he or she served on such committees in such year.

     Directors, excluding those who are employed by the Company or its subsidiaries, receive an annual director's fee of $25,200 and meeting fees of $1,700 for each Board meeting attended and $1,100 for each committee meeting attended. Effective September 1, 1997, committee chairmen will receive meeting fees of $1,500 for committee meetings that they chair. In accordance with the provisions of the H&R Block Deferred Compensation Plan for Directors, as amended, eligible non-employee directors may defer 100% of their Board fees. Deferrals are placed in an account maintained by the Company for each director and such deferrals are fully vested at all times. Gains or losses are posted to each account in accordance with the participant's election of a fixed rate investment option, a variable rate investment option or the Company's Common Stock as an investment alternative. Payment of benefits occurs in cash upon the termination of the participant's services as a director, upon his or her death or, if he or she first became eligible to participate in the Plan at age 68 or older, upon attainment of age 75. The account balance is generally paid out in approximately equal monthly installments over a 10-year period after the occurrence of the event which results in the benefit distribution.

     On June 18, 1997, the Board of Directors approved the H&R Block Stock Plan for Non-Employee Directors, subject to its approval by the Company's shareholders at their 1997 annual meeting. In accordance with the provisions of the proposed Stock Plan, non-employee directors have the opportunity to receive payment of their retainers and/or meeting fees on a deferred basis in shares of Common Stock of the Company. The retainers and/or fees are initially paid in the form of stock units, with each stock unit equal to one share of Common Stock. The stock units are fully vested at all times. A more detailed description of the provisions of the Stock Plan is contained in the section entitled "Approval of the H&R Block Stock Plan for Non-Employee Directors," below.

     Prior to June 1997, a non-employee director who retired from the Board after serving at least five years on the Board and attaining age 72, or after incurring a permanent and total disability, received retirement income from the Company pursuant to the H&R Block, Inc. Retirement Plan for Non-Employee Directors. Such Plan was terminated effective June 18, 1997. In lieu of benefits under such Plan, non-employee directors who participated in the Retirement Plan have the option to transfer the present value of their respective accrued retirement benefits to either the H&R Block Stock Plan for Non-Employee Directors or the H&R Block Deferred Compensation Plan for Directors and have such value converted to stock units. The present value of each non-employee director's accrued retirement benefits and the number of stock units which would be awarded under the Stock Plan in lieu of such benefits are disclosed in the section of this proxy statement describing the proposed Stock Plan, commencing on page 26.

     The 1989 Stock Option Plan for Outside Directors, as amended, provides for the grant of stock options to directors of the Company who are not employees of the Company or any of its subsidiaries. The amended Plan specifies that nonqualified stock options are to be automatically granted to outside directors of the Company serving as such on June 30 of each year in which the Plan is in effect. Each stock option granted to an outside director of the Company pursuant to the Plan, as amended, is for 2,000 shares of the Company's Common Stock, without par value, and the purchase price per share is equal to the last reported sale price for the Common Stock on the New York Stock Exchange on the date of grant. The maximum number of shares of Common Stock as to which options may be granted under the Plan is 300,000 shares.

     Options for 2,000 shares each, with an option price of $32.75 per share, were granted to Ms. Ecton and to Messrs. Baum, Davis, Frigon, Hale, Rich and Sosland on June 30, 1996. Subject to certain exceptions, the outstanding stock options may not be exercised until at least one year after the date of grant, and then may be exercised only in increments in any one year of up to one-third of the aggregate number of shares subject to the option. All outstanding options expire 10 years after the date of grant.

     In addition to his annual director's fee and Board and committee meeting fees, Mr. Frigon received from CompuServe Corporation, an 80.1%-owned subsidiary of the Company, a total of $132,000 in consulting fees during fiscal year 1997.

     The Company also offers to its non-employee directors free access to CompuServe Corporation's Interactive Service, free income tax return preparation services through H&R Block's Premium Tax Service and free business travel insurance in connection with Company-related travel.

     The standing committees of the Board include the Executive Committee, the Audit Committee, the Compensation Committee, the Finance Committee, the Nominating Committee and the Strategy & Development Committee (formerly known as the Diversification Committee). Mr. Bloch, Chairman of the Board of the Company, and Mr. Salizzoni, President and Chief Executive Officer of the Company, are nonvoting ex officio members of the Finance Committee and the Strategy & Development Committee.

     The Executive Committee, whose members are Mr. Bloch (Chairman) and Messrs. Baum, Salizzoni and Sosland, held no meetings during fiscal year 1997. The primary function of the Executive Committee is to control and manage, between meetings of the Board, the property and business of the Company in all matters in which exclusive authority has not been given to the entire Board of Directors or in which specific direction has not been given by the Board.

     The Audit Committee, whose members are Ms. Ecton (Chairman) and Messrs. Frigon, Hale and Rich, held three meetings during the 1997 fiscal year. The functions of the committee include, among other things, reviewing the various internal accounting controls of the Company; reviewing and approving the services and fees of the Company's independent auditors, including any non-audit services provided by them; making recommendations to the Board of Directors with respect to the employment, retention or replacement of such auditors, as well as monitoring the independence of such auditors; reviewing the scope of the annual audit; reviewing and approving the Company's internal audit plan and the appointment and replacement of the Director of Internal Audit; overseeing the Company's financial reporting process and related matters.

     The Compensation Committee, whose members are Mr. Davis (Chairman), Ms. Ecton and Messrs. Hale and Rich, held three meetings during fiscal year 1997. The functions of the committee primarily include reviewing the compensation of the executive officers of the Company and its subsidiaries; recommending to the Board of Directors the salaries and any bonus or cash incentive plans for such executive officers; and administering the Company's long-term incentive compensation plans. See the Compensation Committee Report on Executive Compensation under "COMPENSATION OF EXECUTIVE OFFICERS," below.

     The Finance Committee, whose members are Messrs. Frigon (Chairman), Baum, Davis and Rich, held three meetings during the 1997 fiscal year. The primary duties of such committee are to provide advice to management and the Board of Directors concerning the financial structure of the Company, the funding of the operations of the Company and its subsidiaries, and the investment of Company funds.

     The Nominating Committee, whose members are Mr. Sosland (Chairman), Ms. Ecton and Messrs. Bloch, Davis and Salizzoni, held no meetings during the 1997 fiscal year. The Nominating Committee is responsible for the initiation of nominations for election as a director of the Company.

     The Strategy & Development Committee, whose members are Messrs. Hale (Chairman), Baum, Frigon and Sosland, held two meetings during fiscal year 1997. The functions of the committee include, among other things, determining appropriate areas of business development and expansion for the Company, developing acquisition and divestiture strategies and recommending to the Board of Directors the acquisition and/or divestiture of those businesses which in the committee's judgment would best serve the interests of the Company.

                    INFORMATION REGARDING SECURITY HOLDERS

PRINCIPAL SECURITY HOLDERS

     The following table sets forth the name, address and share ownership of the persons or organizations known to the Company to be the beneficial owners of more than 5% of the outstanding Common Stock of the Company. Information provided is based upon Schedule 13G filings. The percentage of ownership is based upon the number of shares of the Company's Common Stock issued and outstanding as of June 1, 1997.


                                                            PERCENT OF
                                             SHARES          COMMON
       NAME AND ADDRESS                   BENEFICIALLY        STOCK
       OF BENEFICIAL OWNER                    OWNED        OUTSTANDING
       ------------------------------     -------------    -----------
       FMR Corp.                          10,389,812(1)       9.99%
       82 Devonshire Street
       Boston, Massachusetts  02109

       T. Rowe Price Associates, Inc.     5,340,536(2)        5.14%
       100 East Pratt Street
       Baltimore, Maryland  21202


(1) Information as to number of shares is as of December 31, 1996, and is furnished in reliance on the Schedule 13G of FMR Corp., a parent holding company. The Schedule 13G indicates that such number of shares includes 531,112 shares with sole voting power, 10,389,812 shares with sole dispositive power and no shares with either shared voting power or shared dispositive power. The relevant subsidiaries of FMR Corp. identified by FMR Corp. are Fidelity Management & Research Company (a registered investment adviser reporting beneficial ownership of 9,496,350 shares) and Fidelity Management Trust Company (a bank reporting beneficial ownership of 893,462 shares).

(2) Information as to number of shares is as of December 31, 1996, and is furnished in reliance on the Schedule 13G of T. Rowe Price Associates, Inc., a registered investment advisor. The Schedule 13G indicates that such number of shares includes 654,550 shares with sole voting power, 5,340,536 shares with sole dispositive power and no shares with either shared voting power or shared dispositive power.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table shows the beneficial ownership of Common Stock of the Company of those executive officers of the Company listed in the Summary Compensation Table, below, under "COMPENSATION OF EXECUTIVE OFFICERS," who are not directors of the Company, as well as the beneficial ownership of Common Stock of all directors and executive officers of the Company as a group as of June 1, 1997. Information regarding individual directors is contained in the table above, under "ELECTION OF DIRECTORS." No directors or executive officers of the Company own any shares of Preferred Stock of the Company.


                                             SHARES
       NAME AND ADDRESS                   BENEFICIALLY      PERCENT OF
       OF BENEFICIAL OWNER                    OWNED           CLASS
       ------------------------------     ------------      ----------
       George T. Robson                     -0-               .00%
       Thomas L. Zimmerman                  29,550(1)         .03%
       William P. Anderson                  28,709(1)         .03%
       Richard H. Brown                     25,307(2)         .03%
       All directors and officers           5,811,208(3)(4)   5.59%
          as a group (16 persons)

(1) Includes shares which the specified officers had the right to purchase as of June 30, 1997 pursuant to options granted in connection with the Company's 1984 Long-Term Executive Compensation Plan or its 1993 Long-Term Executive Compensation Plan, as follows: Mr. Anderson, 27,999 shares, and Mr. Zimmerman, 28,950 shares. All shares shown as beneficially owned by Messrs. Anderson and Zimmerman are considered to be held with sole voting and investment powers. Mr. Anderson resigned as President of Block Financial Corporation effective June 30, 1997, and his options terminated unexercised on that date.

(2) Mr. Brown has sole voting and investment powers with respect to 19,807 shares and shared voting and investment powers with respect to 5,500 shares.

(3) Includes shares held by certain family members of such directors and officers or in trusts or custodianships for such members (directly or through nominees). Also includes 238,816 shares which such directors and officers have the right to purchase as of June 30, 1997 pursuant to options granted in connection with the Company's stock option plans. The figure does not include shares beneficially owned by Richard H. Brown, who was not an executive officer of the Company at the end of fiscal year 1997 or on June 1, 1997.

(4) Includes 5,379,220 shares held with sole voting and investment powers and 431,988 shares held with shared voting and investment powers.

                      COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

     The following table sets forth for the year ended April 30, 1997, and the two previous fiscal years, the annual, long-term and other compensation paid to the Company's Chief Executive Officer serving as such at the end of such year, to each of the four highest paid executive officers of the Company (other than the Chief Executive Officer), who was serving as an executive officer of the Company at the end of such year, and to the former Chief Executive Officer of the Company who resigned during such year.

                          SUMMARY COMPENSATION TABLE


                                                                        Long-Term Compensation
                                                                 ---------------------------------------
                                                                                                  Pay-
                                     Annual Compensation                    Awards                outs
                     -----------------------------------------------------------------------------------
                                                        Other                       Securities
                                                        Annual      Restricted       Underly-     LTIP     All Other
                       Fis-                            Compensa-      Stock            ing        Pay-     Compensa-
Name and Principal     cal    Salary                     tion        Awards(s)       Options      outs       tion
Position               Year    ($)      Bonus($)         ($)            ($)           (#)1        ($)         ($)
--------------------------------------------------------------------------------------------------------------------
Frank L. Salizzoni     1997   427,269   253,500        84,035(3)     178,750(4)     250,000        0       49,363(5)
President and Chief    1996      0         0              0              0            2,000        0       47,900(5)
Executive Officer(2)   1995      0         0              0              0            2,000        0       44,450(5)
--------------------------------------------------------------------------------------------------------------------
George T. Robson       1997   400,000   233,220        57,821(7)     138,000(8)      35,000        0      105,913(9)
Senior Vice            1996   112,308   200,967           0              0          150,000        0       10,000(9)
President, Chief       1995      0         0              0              0              0          0          0
Financial Officer
and Treasurer(6)
--------------------------------------------------------------------------------------------------------------------
Henry W. Bloch         1997   500,000      0           47,189(10)        0            4,500        0       24,030(11)
Chairman of the Board  1996   651,500      0           53,450(10)        0            4,500        0       19,845(11)
                       1995   628,333      0          133,249(10)        0            4,500        0       23,450(11)
--------------------------------------------------------------------------------------------------------------------
Thomas L. Zimmerman    1997   248,467   109,531           40         103,500(14)     30,000        0       13,802(15)
President, H&R Block   1996   206,417   200,000          133             0            3,750        0        9,786(15)
Tax Services, Inc.(12) 1995   181,667    36,665          665(13)         0            3,750        0       17,336(15)
--------------------------------------------------------------------------------------------------------------------
William P. Anderson    1997   237,503    86,944          187         103,500(17)     10,000        0       53,582(18)
President, Block       1996   230,000   275,475           0          114,750(17)     10,000        0       71,433(18)
Financial              1995   221,667   135,000          72          127,500(17)      5,000        0       79,072(18)
Corporation(16)
--------------------------------------------------------------------------------------------------------------------
Richard H. Brown       1997   160,833      0             10              0              0          0      154,763(23)
Former President and   1996   477,917   577,664(20)    90,581(21)  1,956,190(22)    250,000        0      182,917(23)
Chief Executive        1995      0         0              0              0              0          0          0
Officer(19)
--------------------------------------------------------------------------------------------------------------------

NOTES TO SUMMARY COMPENSATION TABLE:

(1) Stock options were granted pursuant to the Company's 1984 Long-Term Executive Compensation Plan, its 1993 Long-Term Executive Compensation Plan, or the 1989 Stock Option Plan for Outside Directors.

(2) Mr. Salizzoni was elected President and Chief Executive Officer of the Company effective June 19, 1996.

(3) Includes payments by the Company of certain relocation-related expenses in fiscal year 1997 and reimbursement in such year for the payment of taxes incurred in connection with the payment of such relocation-related expenses.

(4) Represents the dollar value of performance units awarded as of October 11, 1996, calculated by multiplying $27.50, the fair market value of a share of the Company's Common Stock on October 11, 1996, the date that the award was granted, by 6,500, the number of performance units awarded. As of April 30, 1997, Mr. Salizzoni held 6,500 performance units with a fair market value of $207,594 at that time. Dividends are not paid with respect to the performance units, but, in determining the actual value of a performance unit at the end of the three-year performance period
                                      10

     (based upon a comparison of cumulative total shareholder return on the Company's stock during such period to the cumulative total return of the Standard & Poor's 500 Stock Index during such period), it is assumed that dividends are reinvested.

(5) For fiscal year 1997, this figure includes $13,600 in director fees paid by the Company before Mr. Salizzoni became an officer of the Company; Company matching contributions under the Company's deferred compensation plan for executives ("DCP") of $29,167; the $5,471 dollar value of "above-market" amounts earned on deferred compensation under the DCP; and the $1,125 economic value of the death benefit provided by the Company's Executive Survivor Plan ("ESP"). The imputed income reported from the ESP represents the portion of the premium paid by the Company pursuant to the ESP that is attributable to term life insurance coverage for the executive officer. The ESP provides only an insurance benefit with no cash compensation element to the executive officer. For each of fiscal years 1996 and 1995, the figure represents the director fees paid by the Company to Mr. Salizzoni.

(6) Mr. Robson commenced employment in January 1996 and resigned as Senior Vice President, Chief Financial Officer and Treasurer of the Company effective May 31, 1997.

(7) Includes $55,786 in payments by the Company of certain relocation-related expenses in fiscal year 1997 and reimbursement in such year for payment of taxes incurred in connection with the payment of such relocation-related expenses. Also includes $1,995 in payment by the Company of fees incurred for personal income tax return preparation and tax consultation services, as well as amounts reimbursed for the payment of taxes incurred by him in connection with the Company's payment of such fees.

(8) Represents the dollar value of performance units awarded as of June 18, 1996, calculated by multiplying $34.50, the fair market value of a share of the Company's Common Stock on June 18, 1996, the date that the award was granted, by 4,000, the number of performance units awarded. As of April 30, 1997, Mr. Robson held 4,000 performance units with a fair market value of $127,750 at that time. The performance units were forfeited as a result of Mr. Robson's resignation.

(9)  Consists of Company matching contributions under the DCP.

(10) Includes payments by the Company of fees incurred by Mr. Bloch for personal income tax return preparation and tax consultation services, as well as amounts reimbursed for the payment of taxes incurred by him in connection with the Company's payment of such fees.

(11) Includes contributions under the Company's profit-sharing plan in fiscal years 1997, 1996 and 1995 of $8,250, $5,250 and $11,000, respectively;
     Company matching contributions under the Company's 401(k) savings plan in each of fiscal years 1997, 1996 and 1995 of $2,250; and the $13,530
     (1997), $12,345 (1996) and $10,200 (1995) economic value of the death benefit provided by the Company's ESP.

(12) Mr. Zimmerman was elected President of H&R Block Tax Services, Inc. effective June 1, 1996. He served as Executive Vice President, Field Operations, of H&R Block Tax Services, Inc., from May 1, 1994 until May 31, 1996.

(13) Includes $557 in payments by the Company of fees incurred by Mr. Zimmerman for personal income tax return preparation and tax consultation services, as well as amounts reimbursed for the payment of taxes incurred by him in connection with the Company's payment of such fees.

(14) Represents the dollar value of performance units awarded as of June 18, 1996, calculated by multiplying $34.50, the fair market value of a share of the Company's Common Stock on June 18, 1996, the date that the award was granted, by 3,000, the number of performance units awarded. As of April 30, 1997, Mr. Zimmerman held 3,000 performance units with a fair market value of $95,813 at that time.

(15) Includes contributions under the Company's profit-sharing plan in fiscal years 1997, 1996 and 1995 of $8,250, $5,250 and $8,327, respectively;
     Company matching contributions under the Company's 401(k) savings plan in each of fiscal years 1997, 1996 and 1995 of $2,250; and the $3,302 (1997),
     $2,286 (1996) and $6,638 (1995) dollar value of "above-market" amounts earned on deferred compensation under the DCP.

(16) Mr. Anderson resigned as President of Block Financial Corporation effective June 30, 1997.

(17) For fiscal year 1997, this figure represents the dollar value of the performance units awarded as of June 18, 1996, calculated by multiplying $34.50, the fair market value of a share of the Company's Common Stock on June 18, 1996, the date that the award was granted, by 3,000, the number of performance units awarded. For fiscal year 1996, the figure represents the dollar value of performance units awarded as of June 20, 1995, calculated by multiplying $38.25, the fair market value of a share of the Company's Common Stock on June 20, 1995, the date that the award was granted, by 3,000, the number of performance units awarded. For fiscal year 1995, the figure represents the dollar value of performance units awarded as of May 1, 1994, calculated by multiplying $42.50, the last-quoted market price for the Company's Common Stock on April 29, 1994 (the last business day prior to May 1, 1994), by 3,000, the number of performance units awarded. As of April 30, 1997, Mr. Anderson held 6,000 performance units with a fair market value of $191,625. The performance units awarded in fiscal years 1996 and 1997 were forfeited as a result of Mr. Anderson's resignation. The performance units awarded in fiscal year 1995 had no value as of April 30, 1997, and no payout was made with respect to such units.

(18) Includes contributions under the Company's profit-sharing plan in fiscal years 1997, 1996 and 1995 of $8,250, $5,250 and $11,000, respectively;
     Company matching contributions under the Company's 401(k) savings plan in fiscal years 1997, 1996 and 1995 of $1,006, $2,587 and $2,250, respectively; Company matching contributions under the Company's DCP of $36,568 in fiscal year 1997, $62,455 in fiscal year 1996 and $59,644 in fiscal year 1995; the $6,507 (1997), $1,141 (1996) and $6,178 (1995)
     dollar value of "above-market" amounts earned on deferred compensation under the DCP; and the $1,251 (1997) dollar value of "above-market" amounts earned on deferred compensation under the Company's supplemental deferred compensation plan for executives.

(19) Mr. Brown served as President and Chief Executive Officer of the Company during that portion of the fiscal year 1997 ended June 19, 1996.

(20) Includes a $250,000 signing bonus paid at the commencement of employment and $327,664 in bonus earned for fiscal year 1996 under the Company's Management Incentive Plan.

(21) Includes $72,829 in payments by the Company of certain relocation-related expenses and reimbursements for the payment of taxes incurred in connection with the payment of such relocation expenses. Also includes $17,752 in payments by the Company of fees incurred by Mr. Brown for personal income tax return preparation services and reimbursements for the payment of taxes incurred in connection with the Company's payment of such fees.

(22) Includes the $1,715,690 value of 46,370 shares of restricted shares of the Company's Common Stock received by Mr. Brown on August 5, 1995, and the $240,500 value of 6,500 performance units awarded to Mr. Brown as of August 5, 1995. In each case, the dollar value of the award was calculated by multiplying $37.00, the fair market value of a share of Common Stock on the date of the award, by the number of shares or units awarded. Of the restricted shares, 18,153 shares vested on January 1, 1996. Mr. Brown earned dividends totalling $44,515 on the restricted stock (including the vested shares) during fiscal year 1996. The 28,217 restricted shares and the 6,500 performance units were forfeited by Mr. Brown as a result of his resignation as President and Chief Executive Officer of the Company.

(23) Includes Company matching contributions under the Company's DCP of $154,763 in fiscal year 1997 and $102,917 in fiscal year 1996; and $80,000 paid by the Company to Mr. Brown during fiscal year 1996 for use by Mr. Brown in the payment of premiums for life insurance on the life of Mr. Brown obtained by him.

STOCK OPTION GRANT TABLE

     The following table summarizes options to purchase the Company's Common Stock granted during the fiscal year ended April 30, 1997 to the executive officers named in the Summary Compensation Table, above (the "Named Officers"):


                   STOCK OPTION GRANTS IN LAST FISCAL YEAR

                                                                               Potential Realizable
                                                                              Value at Assumed Annual
                                                                               Rates of Stock Price
                                                                                 Appreciation for
                                    Individual Grants                             Option Term(1)
                    --------------------------------------------------------------------------------
                       Number of   % of Total
                      Securities    Options
                      Underlying   Granted to
                       Options     Employees
                       Granted     in Fiscal    Exercise     Expiration
Name                    (#)(2)        Year     Price ($/Sh)    Date             5% ($)     10% ($)
----------------------------------------------------------------------------------------------------
Frank L. Salizzoni...  250,000        8.00%       $27.625      10/11/03      $2,811,537   $6,552,077

George T. Robson.....   35,000        1.12%       $32.75       06/30/06        $720,870   $1,826,827

Henry W. Bloch.......    4,500        0.14%       $32.75       06/30/06         $92,683     $234,878

Thomas L. Zimmerman..   30,000        0.96%       $32.75       06/30/06        $617,889   $1,565,852

William P. Anderson..   10,000        0.32%       $32.75       06/30/06        $205,963     $521,951

Richard H. Brown.....        0        0.00%         N/A          N/A               $0          $0



NOTES:

(1) The amounts shown as potential realizable values on the options identified in the table are based on arbitrarily assumed annualized rates of appreciation in the price of the Company's Common Stock of five percent and ten percent over the term of the options, as set forth in the rules of the Securities and Exchange Commission relating to proxy disclosure. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock. There can be no assurance that the potential realizable values reflected in this table will be achieved.

(2) Stock option grants consisted of nonqualified stock options, incentive stock options or a combination of the two types of options. No stock appreciation rights were granted during fiscal year 1997. Options were granted under the 1993 Long-Term Executive Compensation Plan. The exercise price for each option is the fair market value of a share of Common Stock on the date of grant. Options granted to the Named Officers become exercisable one year after the date of grant, at which time they are exercisable on a cumulative basis at a maximum annual rate of 33 1/3% of the total number of shares subject to the option. The stock options become fully exercisable (a) at any time after the Named Officer reaches retirement age, retires and more than one year has elapsed since the date of grant, or (b) upon a change in control of the Company not less than six months after the date of grant. The Named Officer must be employed by the Company or one of its subsidiary corporations at the time of exercise, except that the exercise of the options may take place for limited time periods after the termination of employment in the event of death, retirement, disability or termination without cause. All options expire ten years after the date of grant, except for that option granted to Mr. Salizzoni which expires seven years after the date of grant.

OPTION EXERCISES AND FISCAL YEAR END VALUES

     The following table summarizes the value realized on the exercise of options during the fiscal year ended April 30, 1997 and presents the value of unexercised options as of such date for the Named Officers. The value of unexercised in-the-money options at fiscal year end is determined by subtracting the exercise price for such options from the fair market value of the shares subject to the options as of fiscal year end.

  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES



                                                Number of Securities    Value of Unexercised
                                               Underlying Unexercised  In-the-Money Options at
                                                Options at FY-End(#)        FY-End ($)
                        Shares
                     Acquired on      Value       Exercisable (E)/        Exercisable (E)/
Name                 Exercise (#)  Realized ($)   Unexercisable (U)       Unexercisable (U)
-----------------------------------------------------------------------------------------------
Frank L. Salizzoni        0             0              17,999(E)             105,750(E)
                                                      252,001(U)           1,078,125(U)
-----------------------------------------------------------------------------------------------
George T. Robson          0             0              50,000(E)                   0(E)
                                                      135,000(U)                   0(U)
-----------------------------------------------------------------------------------------------
Henry W. Bloch            0             0              21,000(E)              19,125(E)
                                                        9,000(U)                   0(U)
-----------------------------------------------------------------------------------------------
Thomas L. Zimmerman       0             0              16,450(E)             100,719(E)
                                                       33,750(U)                   0(U)
-----------------------------------------------------------------------------------------------
William P. Anderson       0             0              19,666(E)                   0(E)
                                                       18,334(U)                   0(U)
-----------------------------------------------------------------------------------------------
Richard H. Brown          0             0                   0(E)                   0(E)
                                                            0(U)                   0(U)


LONG-TERM INCENTIVE PLAN AWARDS TABLE

              LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR




                                     NUMBER OF        PERFORMANCE OR
                                   SHARES, UNITS       OTHER PERIOD
                                     OR OTHER        UNTIL MATURATION
           NAME                     RIGHTS (#)           OR PAYOUT
     -------------------           -------------     ----------------
     Frank L. Salizzoni               6,500             Three Years
     George T. Robson                 4,000             Three Years
     Henry W. Bloch                    -0-               N/A
     Thomas L. Zimmerman              3,000             Three Years
     William P. Anderson              3,000             Three Years
     Richard H. Brown                  -0-               N/A




     The awards in the foregoing table are awards of performance units granted by the Compensation Committee of the Board of Directors in June 1996 (October 1996 for Mr. Salizzoni) under the 1993 Long-Term Executive Compensation Plan and the Long-Term Performance Program thereunder. Each performance unit has an initial value of one share of the Common Stock, without par value, of the Company. The recipient is entitled to receive whole shares of Common Stock after the end of the three-year performance period (from May 1, 1996 to April 30, 1999 in each case) equal to the actual value of the unit at such time. The actual value of a performance unit at the end of the performance period is determined by dividing the percentage change in cumulative total shareholder return on the Company's Common Stock during the performance period, assuming reinvestment of dividends, by the percentage change in the cumulative total return of the Standard & Poor's 500 Stock Index during such period, assuming reinvestment of dividends. If the performance ratio so determined is 1.0 (target), the actual value of each unit is one share, with the following other actual values prescribed by the Program: 1.5 or more (performance ratio)/1.5 actual value of each unit); .85 (floor)/.5 share; below
 .85/0 shares. The actual value of a performance unit is computed by interpolation for performance ratios between .85 and 1.0 and between 1.0 and
1.5. Payments of performance units are made in whole shares of Common Stock after the completion of the performance period.

EMPLOYMENT AGREEMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     An Employment Agreement dated October 11, 1996, between the Company and Frank L. Salizzoni provides for annual renewal thereafter unless notice of non-renewal is delivered within 45 days prior to the anniversary date. The Agreement provides for a base salary of $500,000 for the first year and for additional salary not to exceed $150,000 on an annual basis (payable only after cessation of consulting services to CompuServe Corporation by another member of CompuServe's Board of Directors, and reduced by the aggregate amount of such consulting fees paid for such services). In addition, Mr. Salizzoni participated in the Company's 1997 fiscal year Short-Term Incentive Plan as if he had been employed by the Company from the start of the fiscal year, with a target award of $325,000. After the first year, base salary, any additional salary and incentive bonus compensation are to be determined by the Compensation Committee.

     Pursuant to the Agreement, Mr. Salizzoni received a stock option under the Company's 1993 Long-Term Executive Compensation Plan to purchase a total of 250,000 shares of Block common stock at the last quoted market price ($27.625) for the Company's Common Stock on October 11, 1996, the date of the grant. The shares subject to such option vest and become exercisable as to one-third of the shares covered on each of the first three anniversaries of the date of the Employment Agreement, and the option expires on October 11, 2003. Mr. Salizzoni also received an award of 6,500 performance units under the H&R Block Long-Term Performance Program for the performance period from May 1, 1996 through April 30, 1999.

     The Agreement provides that it may be terminated by the Company for "cause" and by Mr. Salizzoni for "good reason," in each case as defined in the Agreement. "Good reason" is defined to include a change in control. If the Agreement is terminated by the Company without "cause" or by Mr. Salizzoni with "good reason," the Company is obligated to continue to pay Mr. Salizzoni's salary and bonuses and provide all other benefits for a period of two years following such termination. In addition, all outstanding stock options are to vest and be exercisable for such two-year period.

     George T. Robson, Senior Vice President, Chief Financial Officer and Treasurer of the Company until his resignation effective May 31, 1997, had an arrangement with the Company negotiated in connection with the commencement of his employment in January 1996. As a result of his resignation, the arrangement has terminated. Pursuant to said arrangement, Mr. Robson would have continued to receive payment of his base salary for a two-year period following the termination of his employment after a change in control, he would have been paid a bonus compensation for the fiscal year in which such termination occurred and the subsequent fiscal year (in an amount equal to the target award for the fiscal year in which the termination occurred), nonvested stock options would have vested 100% and health, life and disability insurance benefits would have continued for up to two years following termination of employment to the extent that he did not obtain similar benefits from another employer. Under the arrangement, a change in control included (i) an acquisition of beneficial ownership of 50% or more of the Company's voting securities by a person or entity not affiliated with the Company, (ii) the approval by the Company's shareholders of certain reorganizations, mergers or consolidations of the Company, (iii) a complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of its assets, or (iv) the turnover of more than a majority of the directors on the Board of Directors as a result of a proxy contest or series of contests. Any such event, transaction or series of transactions initiated by the Company would not have constituted a change in control.

Stock option agreements entered into on or after June 30, 1996, between     the
Company and the recipients of incremental stock options granted pursuant to the 1993 Long-Term Executive Compensation Plan contain provisions that accelerate the vesting of options held more than six months in the event of certain changes in control. For purposes of such agreements, changes in control include (i) the purchase or other acquisition by a person, entity or group of persons of beneficial ownership of 20% or more of the Company's voting securities, (ii) the turnover of more than a majority of the directors on the Board of Directors as a result of a proxy contest or series of contests, or
(iii) approval by the Company's shareholders of (A) a reorganization or consolidation such that the shareholders immediately prior to the reorganization or consolidation do not, immediately after such reorganization or consolidation, own more than 50% of the voting securities of the reorganized or consolidated organization, or (B) a liquidation or dissolution of the Company, or (C) the sale of all or substantially all of the assets of the Company. The agreements expressly state that any sale, distribution or other disposition by the Company of all or substantially all of the common stock or assets of CompuServe Corporation held by the Company shall not constitute a change in control.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The following non-employee directors serve on the Compensation Committee of the Company's Board of Directors: Robert E. Davis, Donna R. Ecton, Roger W. Hale and Marvin L. Rich. G. Kenneth Baum served on the Compensation Committee during that portion of fiscal year 1997 ended September 11, 1996. No directors on the Compensation Committee are employed by the Company or any of its subsidiaries. Henry W. Bloch, Chairman of the Board of the Company, and Frank
L. Salizzoni, its President and Chief Executive Officer, served as ex officio members of the Compensation Committee until their resignations as such ex officio members, effective December 11, 1996. Such ex officio status did not entitle them to vote on matters submitted to the Compensation Committee. Mr. Salizzoni served as a non-employee director on the Compensation Committee during the portion of the fiscal year ended June 18, 1996, prior to becoming an executive officer of the Company. Mr. Salizzoni also served as Chairman of the Compensation Committee of the Board of Directors of CompuServe Corporation, an 80.1%-owned subsidiary of the Company, from June 1996 until October 1996.

PERFORMANCE GRAPH

     The graph on the following page sets forth for the five-year period ended April 30, 1997, the cumulative total shareholder return to the Company's shareholders, as well as the cumulative total return of the Standard & Poor's 500 Stock Index and the cumulative total return of the Standard & Poor's Companies in Service (Commercial & Consumer) Index, the published industry index to which the Company is currently assigned by Standard & Poor's. The performance graph assumes that $100 was invested at the market close on April 30, 1992 and that dividends were reinvested. The data for the graph was furnished by Standard & Poor's Compustat Custom Business Unit, a division of The McGraw-Hill Companies. The Company has been advised that the Standard & Poor's Service (Commercial & Consumer) Group consists of five corporations, including the Company.

                            TOTAL RETURN TO SHAREHOLDERS

                        BASE
                        PERIOD       RETURN   RETURN   RETURN   RETURN   RETURN
COMPANY\INDEX NAME      4/30/92      4/30/93  4/30/94  4/30/95  4/30/96  4/30/97
--------------------------------------------------------------------------------
H&R BLOCK, INC.            100       109.87   138.64   141.53   122.37   115.83
S&P 500 INDEX              100       109.24   115.05   135.14   175.97   220.20
S&P SERVICE                100        84.09    80.82    89.45   112.45   115.16
(Commercial & Consumer)


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     COMPENSATION PHILOSOPHY

     The Company continues to be strongly committed to maximizing shareholder value through consistent growth and profitability. Superior performance by the executive officers and management team of the Company and its subsidiary corporations is an essential element to reaching that goal. As such, it is the philosophy of the Company to ensure that executive compensation is directly linked to sustained improvements in corporate performance and increases in shareholder value as measured by the Company's stock price and dividend history. It is the Compensation Committee's responsibility to review the Company's executive compensation program and policies each year and to recommend to the non-employee members of the Board of Directors the compensation of the Company's executive officers. The objectives that serve as guidelines for the Compensation Committee in connection with compensation decisions are as follows:

     (1) Provide a competitive total compensation program that enables the Company and its subsidiary corporations to attract and retain the key executives needed to accomplish the Company's goals.

     (2) Integrate executive compensation programs with the Company's annual and long-term business objectives and focus executive behavior on the fulfillment of those objectives.

     (3) Provide variable compensation opportunities that are directly related to the performance of the Company and that align executive compensation with the interests of the Company's shareholders.

     COMPENSATION PROGRAM

     The Company's executive compensation program has been designed to ensure that pay levels and incentive opportunities for executives are competitive and reflect the performance of both the individual executive and the Company. The Committee from time to time confers with outside compensation consultants concerning salaries, annual incentive compensation, long-term incentive programs and overall executive compensation. In designing compensation programs for executives and determining executive officer salaries, the Committee takes into consideration information provided by such consultants with respect to compensation paid to executives holding positions with similar responsibilities in organizations of comparable size. The components of the compensation program for executives are described below.

     BASE SALARY. Base salaries are determined by reference to an individual's salary grade and corresponding salary range. Several factors are considered in determining the appropriate salary grade for a particular officer, including level of responsibility, prior experience and accomplishments and the relative importance of the job in terms of achieving corporate objectives. Among the factors considered in determining the appropriate salary within a particular salary range are the experience and performance of the executive. The individual salaries of executive officers are reviewed annually by the Committee.

     SHORT-TERM INCENTIVE COMPENSATION. The H&R Block Short-Term Incentive Plan, adopted by the Board of Directors in June 1996 and approved by the Company's shareholders in September 1996, is designed to specifically relate executive pay to Company performance. Cash bonuses under such Plan provide financial rewards solely for the achievement of substantive business results. Under the Short-Term Incentive Plan, the Committee establishes performance goals for the Company and the subsidiaries and divisions thereof, as well as competitive target bonus awards for the participants. The Committee specifies the performance goals applicable to each participant and the portion of the target award to which each performance target shall apply.

     Bonuses are paid after the end of a fiscal year only if the Company (or a subsidiary or division of the Company) has met the performance goal, or performance goals, established by the Compensation Committee for such fiscal year and only if the executive remained in the employ of the Company or one of its subsidiary corporations at the end of such year. The Committee must first review and approve the payout of each bonus. The primary factor upon which bonus compensation was dependent for fiscal year 1997 under the Short-Term Incentive Plan was the degree to which the Company (or a subsidiary of the Company) attained its budgeted fiscal year pretax profit. The Company's consolidated pretax profit performance objective applied to at least 25% of each participant's target award. At the time that performance criteria under the Short-Term Incentive Plan were approved by the Committee for fiscal year 1997, CompuServe Corporation was treated for financial purposes as a discontinued operation and, for purposes of the Short-Term Incentive Plan and the consolidated pretax profit objective in fiscal year 1997, it was also so treated.

     Among other performance factors upon which incentive awards for executive officers depended in fiscal year 1997 were goals relating to specific business results for the executive's applicable business unit, including revenues, profit margins, increases in tax returns prepared, unit sales of software and credit cards issued.

     Under the Short-Term Incentive Plan, participants can earn more than the target award (up to 200%) if actual results exceed the performance targets.

     DEFERRED COMPENSATION. The Company offers to its executive officers and to key employees of its subsidiaries a deferred compensation plan and a supplemental deferred compensation plan, both of which are designed to enhance the participants' financial security upon retirement. The primary plan offers participants the opportunity to defer annually up to 35% of base salary with an aggregate limit on deferrals of 280% of base salary. The Company contributes $.50 for each dollar deferred and vesting in such Company contributions is based on the length of employment with the Company following the commencement of participation in the plan. Gains or losses are posted to a participant's account in accordance with his or her election of a fixed rate, variable rate or Company stock investment option. The supplemental plan offers participants an opportunity to defer an additional 280% of base salary after they have reached the aggregate deferral limit under the primary plan. Under the supplemental plan, there is no Company match and the Company's Common Stock is the sole benchmark for measuring gains and losses on deferral amounts. The plans are unfunded and benefits are paid upon termination of employment, except in cases of disability or hardship.

     STOCK OPTIONS. The Company encourages stock ownership by executive officers of the Company, but has not established target levels for equity holdings by executives. Long-term incentive awards which are tied to the Company's Common Stock, such as stock options, are designed to encourage stock ownership. Stock options provide incentive to executives by giving them a strong economic interest in maximizing stock price appreciation, thereby better aligning their interests with those of the Company's shareholders. Under the Company's 1993 Long-Term Executive Compensation Plan, option exercise prices are set at 100% of the fair market value of the stock on the date of grant and the options generally expire after 10 years. Options granted to executive officers provide that they are not exercisable until one year after the date of grant, at which time, they become exercisable on a cumulative basis at a maximum annual rate of 33 1/3% of the total number of shares subject to the option. The grant of options to executive officers of the Company is discretionary with the Compensation Committee and the Committee has generally awarded stock options on an annual basis. The number of shares subject to any stock option grant is determined by an analysis of the executive's applicable salary grade, level of responsibility and prior year's performance. The Compensation Committee believes that stock options have been effective in attracting, retaining and rewarding executives and key employees of the Company and its subsidiary corporations over the years.

     LONG-TERM PERFORMANCE PROGRAM. Senior executive officers of the Company and its subsidiary corporations may receive awards of performance units granted pursuant to the terms of the Company's 1993 Long-Term Executive Compensation Plan. The objectives of the Long-Term Performance Program are to provide a meaningful incentive to senior executives, encourage their continued employment and base the value of the compensation upon total shareholder return with respect to the Company's Common Stock, thereby again aligning their interests with those of the Company's shareholders. Each performance unit has an initial value of one share of the Company's Common Stock and is subject to a performance period of three years. The actual value of a performance unit at the end of a performance period is dependent upon the cumulative total shareholder return on the Company's Common Stock during the performance period, assuming reinvestment of dividends, as compared to the cumulative total return of the Standard & Poor's 500 Stock Index (which index was selected due to the diversified nature of the Company). Based upon such comparison, the actual value of a performance unit may be from 0% to 150% of one share of Common
Stock with payments of performance units to be made in whole shares of Common Stock after the completion of the three-year performance period. The Compensation Committee has absolute discretion to determine the recipients and amounts of performance units to be awarded. The Committee's determination of the size of any award granted is subjective and not subject to any specific formula or criteria.

     COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The salary, bonus, stock option awards, and performance unit awards of the Chief Executive Officer are determined by the Committee substantially in conformity with the policies described above for all other executives of the Company.

     On June 19, 1996, Frank L. Salizzoni was elected President and Chief Executive Officer of the Company following the resignation of Richard H. Brown as President and Chief Executive Officer. As Mr. Salizzoni's election was initially believed to be on an interim basis, he was paid a base salary of $40,000 per month from June 19, 1996 until October 11, 1996, on which date he agreed to succeed Mr. Brown on a permanent basis. The compensation of Mr. Salizzoni was determined by negotiation with Mr. Salizzoni and was approved by the Board of Directors on October 11, 1996. Mr. Salizzoni's employment agreement provides for a base salary at the annual rate of $500,000 through August 31, 1997, with additional salary not to exceed $150,000 on an annual basis (payable only after the cessation of the provision of consulting services to CompuServe Corporation by another member of CompuServe's Board of Directors and reduced by the aggregate amount of consulting fees paid for such services) for such part of the period ending August 31, 1997 as the Company continued to own a majority of the stock of CompuServe Corporation. In addition, Mr. Salizzoni participated in the Company's Short-Term

Incentive Plan for fiscal year 1997 as if he had been employed by the Company from the start of the fiscal year, with a target award of $325,000. As Chief Executive Officer of the Company, Mr. Salizzoni had responsibility for the general and active management of the business of the Company and its subsidiaries. Therefore, $250,000 of his target award for fiscal year
1997 related to the Company's achievement of its budgeted consolidated fiscal year pretax profit (with CompuServe treated as a discontinued operation for purposes of this portion of the award). The remaining $75,000 of his target award related to CompuServe Corporation's attainment of its budgeted fiscal year 1997 pretax profit. Based upon the results achieved by the Company, Mr. Salizzoni was entitled to bonus compensation of $253,500 (all of which was derived from the consolidated fiscal year pretax profit portion of his bonus).

     Mr. Salizzoni was granted an option to purchase 250,000 shares of stock at an option price of $27.625 per share, the last quoted market price for the Company's Common Stock on October 11, 1996, the date of grant. Such option has a term of seven years and vests 33 1/3% on each of the first three anniversary dates of the employment agreement.

     Mr. Salizzoni also received an award of 6,500 performance units under the H&R Block Long-Term Performance Program for the performance period from May 1, 1996 through April 30, 1999.

     Mr. Brown was compensated through July 1, 1996, in accordance with his Executive Employment Agreement that became effective August 5, 1995. Pursuant to that Agreement, his salary on an annual basis was $650,000. Mr. Brown did not participate in the Short-Term Incentive Plan in fiscal year 1997 and he was awarded no stock options or performance units during fiscal year 1997.

     TAX CONSIDERATIONS

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and Treasury Regulations relating thereto limit to $1 million the Company's federal income tax deduction for compensation paid to any one executive officer named in the Summary Compensation Table of the Company's proxy statement, subject to certain transition rules and exceptions for specified types of compensation, such as amounts that are excludable from the employee's gross income, payments made to a tax-qualified retirement plan, and compensation that meets the Code definition of performance-based compensation.

     To date, Code Section 162(m) has not limited the deductibility of the Company's compensation of its executive officers under its current compensation policies. The Committee believes that it is in the Company's and shareholders' best interests to maximize tax deductibility only when practicable and consistent with the Committee's overall compensation philosophy, the needs of the Company, and shareholder interests. The Committee determined that it would modify the Company's short-term incentive compensation program during fiscal year 1997 in order to meet the deductibility requirements of Section 162(m) and the H&R Block Short-Term Incentive Plan was approved by the shareholders of the Company at the annual meeting of shareholders held on September 11, 1996. In June 1997, the Committee approved an amendment to the 1993 Long-Term Executive Compensation Plan in order that such Plan may meet the deductibility requirements of Section 162(m), and such amendment will be submitted to a vote of the shareholders of the Company at the annual meeting of shareholders scheduled for September 10, 1997.


                                       COMPENSATION COMMITTEE

                                      Robert E. Davis, Chairman
                                         Donna R. Ecton
                                         Roger W. Hale
                                         Marvin L. Rich

         AMENDMENT TO THE 1993 LONG-TERM EXECUTIVE COMPENSATION PLAN
                          (ITEM 2 ON FORM OF PROXY)

INTRODUCTION

     The 1993 Long-Term Executive Compensation Plan was approved by the shareholders at their 1993 annual meeting and became effective upon said approval. Said Plan was amended by the Board of Directors in December 1995 and said Plan, as so amended, shall hereafter be referred to as the "1993 Plan." The Board believes that the 1993 Plan (and its predecessor, the 1984 Long-Term Executive Compensation Plan) have been effective in attracting executives and key employees to the Company and its subsidiaries and in providing long-term incentives and rewards to those executives and key employees responsible for the continued growth of the Company. The Board also believes that the stock options, incentive stock options and other awards granted under the 1993 Plan have provided an incentive that aligns the economic interests of management and other key employees with those of the Company's shareholders. The Board continues to believe that it is in the Company's best interests to utilize these types of awards as an integral part of its compensation programs, and considers these programs to be key contributors to the ongoing success of the Company.

     At a meeting of the Board of Directors on June 18, 1997, the Board adopted an amendment to the 1993 Plan, effective upon its approval by the Company's shareholders at their 1997 annual meeting, in order that the 1993 Plan may satisfy the requirements of Section 162(m) of the Internal Revenue Code ("Section 162(m)").

     Under Section 162(m), the Company may not claim a Federal income tax deduction in any year on compensation in excess of $1 million paid to its chief executive officer or to any of the four highest paid executives of the Company named in the Summary Compensation Table contained in its proxy statement.
Section 162(m) provides an exception for certain performance-related compensation paid pursuant to shareholder approved plans. Compensation recognized by employees in connection with the exercise of stock options and stock appreciation rights granted under the 1993 Plan may continue to be exempt from the $1 million limitation as "performance-based compensation" if certain requirements are satisfied, including the requirement that the 1993 Plan state the maximum number of shares for which awards of stock may be granted during a specified period of time to any employee.

     The 1993 Plan does not currently limit the number of shares with respect to which awards may be granted to any one individual during any specific time period. Accordingly, the Board of Directors adopted the proposed amendment to provide for such a limit, and the following resolution will be presented at the annual meeting of shareholders:

           "RESOLVED, That this Company's 1993 Long-Term Executive Compensation Plan, as previously amended, be further amended as follows:

           (1) by adding the following sentence to the end of Section 6 thereof:

           'The total number of shares of Common Stock that may be subject to one or more Awards granted to any one Recipient during a calendar year may not exceed 350,000, subject to adjustment as provided in Section 16 of the Plan.'; and

           (2) by deleting Section 16 thereof and replacing it with the following new Section 16:

                '16. DILUTION OR OTHER ADJUSTMENTS. In the event of any changes in the capital structure of the Company, including but not limited to a change resulting from a stock dividend or split-up, or combination or reclassification of shares, the Board of Directors shall make such equitable adjustments with respect to Awards or any provisions of this Plan as it deems necessary and appropriate, including, if necessary, any adjustment in the maximum number of shares of Common Stock subject to the Plan, the maximum number of shares that may be subject to one or more Awards granted to any one Recipient during a calendar year, or the number of shares of Common Stock subject to an outstanding Award.'"

MATERIAL FEATURES OF THE 1993 PLAN

     The material features of the 1993 Plan are summarized below. The summary is qualified in its entirety by reference to the specific provisions of the 1993 Plan, as it is proposed to be amended, the full text of which is set forth as Appendix A to this proxy statement.

     ADMINISTRATION. The 1993 Plan is administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). All members of the Committee are non-employee directors of the Company and such members are not eligible to participate in the 1993 Plan. The Committee has the authority to determine, within the limits of the express provisions of the 1993 Plan, the individuals to whom awards will be granted, the nature, amount and terms of such awards and the objectives and conditions for earning such awards. Under the December 1995 amendment, the Committee may delegate to the Chief Executive Officer of the Company the authority to make such determinations, provided that any authority so delegated may not apply to awards to executive officers of the Company and may be exercised only in accordance with the 1993 Plan and any guidelines, rules and limitations as the Committee may prescribe.

     TYPES OF AWARDS. Awards under the 1993 Plan may include shares of Common Stock of the Company ("Common Stock"), restricted shares of Common Stock ("Restricted Shares"), nonqualified stock options, incentive stock options ("ISOs"), stock appreciation rights ("SARs"), performance shares, performance units, as well as other types of awards that the Committee in its discretion may determine are consistent with the objectives and limitations of the 1993 Plan. Restricted Shares are shares of Common Stock issued to a recipient subject to such terms and conditions, including, without limitation, forfeiture or resale to the Company, and to such restrictions against sale, transfer or other disposition, as the Committee may determine at the time of issuance. An SAR is the right to receive cash, Common Stock, or both based on the increase in the market value of the shares of Common Stock covered by such SAR from the initial date of the performance period for such SAR to the date of exercise. A "performance share" is the right to receive, upon satisfying designated performance goals within a performance period, cash, Common Stock or both, based on the market value of shares of Common Stock covered by such performance shares at the close of the performance period. A "performance unit" is the right to receive cash, Common Stock or both upon satisfying designated performance goals within a performance period.

     The Committee may determine that all or a portion of an award may be deferred, that it may be vested at such times and upon such terms as the Committee may select, or that a recipient must be an employee at the time the award is paid or exercised. An employee may be granted multiple awards in any one calendar year, and, as the 1993 Plan is proposed to be amended, such awards may cover up to 350,000 shares of Common Stock under the 1993 Plan. The 1993 Plan provides that ISOs may be granted to a recipient during a calendar year only if the aggregate fair market value (determined as of the time an ISO is granted) of Common Stock with respect to which ISOs are exercisable for the first time by such recipient during any calendar year under the 1993 Plan and any other "incentive stock option plans" maintained by the Company does not exceed the sum of $100,000. No ISO is exercisable later than ten years after the date it is granted.

     Neither the Company nor any subsidiary may receive any consideration from the recipient of an award at the time that the award is granted.

     ELIGIBLE EMPLOYEES. The Committee may grant awards to any employee of the Company or any of its direct or indirect subsidiaries. The highest number of persons employed by subsidiaries of the Company during the fiscal year ended April 30, 1997, including seasonal employees, was approximately 79,000. Since awards under the 1993 Plan have not been made to seasonal employees in the past, it is estimated that the approximately 1,640 regular, full-time employees of the subsidiaries of the Company will be eligible to participate in the 1993 Plan. No ISO may be granted to an employee who owns stock possessing more than 10% of the combined voting power of all classes of stock of the Company.

     AWARDS GRANTED UNDER THE 1993 PLAN. On June 18, 1996, the Committee approved the grant of stock options as of June 30, 1996, with an exercise price per share equal to $32.75, for the following numbers of shares of Common Stock:
35,000 shares for Mr. Robson; 4,500 shares for Mr. Bloch; 30,000 shares for Mr. Zimmerman; 10,000 shares for Mr. Anderson; 104,500 shares for all executive officers as a group and 523,650 shares for all employees as a group (excluding executive officers). On the same date, the Committee also approved a grant of performance units for the following numbers of shares of Common Stock: 4,000 shares for Mr. Robson; no shares for Mr. Bloch; 3,000 shares for Mr. Zimmerman; 3,000 shares for Mr. Anderson; 13,000 shares for all executive officers as a group and no shares for all employees as a group (excluding executive officers). Mr. Salizzoni was awarded a grant of 6,500 performance shares on October 11, 1996.

     On June 17, 1997, and June 18, 1997, respectively, the Committee and the Board of Directors approved the grant of stock options as of June 30, 1997, with an exercise price per share equal to $32.25, for the following numbers of shares of Common Stock: 90,000 shares for Mr. Salizzoni; no shares for Mr. Robson; 5,000 shares for Mr. Bloch; 45,000 shares for Mr. Zimmerman; no shares for Mr. Anderson; 200,000 shares for all executive officers as a group and 851,750 shares for all employees as a group (excluding executive officers). No performance units were awarded on said dates.

     The exact types and amounts of any future awards to be made to any eligible employees pursuant to the 1993 Plan are not presently determinable.
As a result of the discretionary nature of the 1993 Plan, it is not possible to state who the participants in the 1993 Plan will be in the future or the number of options or other awards to be received by a person or group.

     ASSIGNABILITY. No award granted pursuant to the 1993 Plan is transferable or assignable by its recipient other than by will or the laws of descent and distribution.

     SHARES SUBJECT TO THE 1993 PLAN. An aggregate of 7,000,000 shares of Common Stock is reserved for issuance under the 1993 Plan. As of April 30, 1997, 4,394,168 shares were available for awards under the 1993 Plan. All of such shares may be issued in connection with the exercise of ISOs. Shares of Common Stock not actually issued (as a result, for example, of the lapse of an option, the failure of a recipient to earn an award or the payment of an award in cash or a combination of cash and Common Stock) are available for additional grants. Shares of Common Stock to be delivered or purchased under the 1993 Plan may be either authorized but unissued Common Stock or treasury shares.

     ANTI-DILUTION PROTECTION. In the event of any changes in the capital structure of the Company, including a change resulting from a stock dividend or stock split, or combination or reclassification of shares, the Board of Directors is empowered to make such equitable adjustments with respect to awards or any provisions of the 1993 Plan as it deems necessary and appropriate, including, if necessary, any adjustments in the maximum number of shares of Common Stock subject to the Plan or the number of shares of Common Stock subject to an outstanding award. The proposed amendment to the 1993 Plan would add adjustments in the maximum number of shares that may be subject to one or more awards granted to any one recipient during a calendar year to the list of adjustments that the Board of Directors may make in the event of a change in the capital structure of the Company.

     MARKET VALUE RESTRICTIONS. The amounts of certain awards are based on the market value of a share of Common Stock at a specified point in time. The exercise price per share of Common Stock under each nonqualified stock option or ISO granted under the 1993 Plan, which is paid to the Company at the time of the exercise, is determined by the Committee, but may not be less than the market value of such Common Stock on the date of grant of such option. The exercise price for each option remains constant during the life of the option, subject to adjustment pursuant to the anti-dilution provisions of the 1993 Plan described above. The market value of a share of Common Stock on the date an SAR is granted is the base value of such SAR. On June 30, 1997, the last reported sale price of the Company's Common Stock on the New York Stock Exchange was $32.25 per share.

     AMENDMENTS AND TERMINATIONS. The Board of Directors may at any time terminate or amend the 1993 Plan, provided that no such action may be taken that adversely affects any rights or obligations with respect to any awards theretofore made under the Plan without the consent of the recipient. No amendment may be made that would increase the maximum number of shares of Common Stock that may be issued under the 1993 Plan (unless such increase is a result of a change in the capital structure of the Company), change the termination date of the 1993 Plan, or delete or amend the market value restrictions contained in the 1993 Plan on the stock option exercise price or the base value of an SAR without the prior approval of the holders of a majority of the outstanding shares of Common Stock represented in person or by proxy at a duly constituted meeting of shareholders. No awards may be made under the 1993 Plan after September 7, 2003, on which date such Plan will terminate, except as to awards then outstanding thereunder. All outstanding awards under the 1993 Plan will expire no later than September 7, 2013.

FEDERAL INCOME TAX CONSEQUENCES

     The Company has been advised by its counsel that the Federal income tax consequences of the issuance and/or exercise of awards under the 1993 Plan are as described below. The following information is not a definitive explanation of the tax consequences of the awards. Recipients should consult with their own tax advisors with respect to the tax consequences inherent in the ownership and/or exercise of the awards, and the ownership and disposition of any underlying securities.

     COMMON STOCK AWARDS. The recipient of a Common Stock award will recognize ordinary income for Federal income tax purposes at the time of receipt of Common Stock in an amount equal to the fair market value of the Common Stock received. The Company will be entitled to a deduction for such amount as and when the ordinary income is recognized by the recipient. Upon disposition of any Common Stock received, the recipient will recognize long-term or short-term capital gain or loss, depending upon the period during which such recipient has held the shares, in an amount equal to the difference between the selling price and the fair market value of such shares on the date of receipt.

     RESTRICTED SHARES. A recipient will not be taxed at the date of an award of Restricted Shares, but will be taxed at ordinary income rates on the fair market value of any restricted shares as of the date that the restrictions lapse, unless the recipient, within 30 days after transfer of such Shares to the recipient, elects under Section 83(b) of the Internal Revenue Code to include in income the fair market value of the Restricted Shares as of the date of such transfer. The Company will be entitled to a corresponding deduction. Any disposition of shares after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period (or the date of the transfer of the restricted shares, if the employee elects to be taxed on the fair market value upon such transfer). Dividends received by a recipient during the restricted period will be taxable to the recipient at ordinary income tax rates and will be deductible by the Company unless the recipient has elected to be taxed on the fair market value of the restricted shares upon transfer, in which case they will thereafter be taxable to the employee as dividends and will not be deductible by the Company.

     INCENTIVE STOCK OPTIONS. The 1993 Plan qualifies as an incentive stock option plan within the meaning of Section 422 of the Internal Revenue Code. A recipient who is granted an ISO will not recognize any taxable income for Federal income tax purposes either on the grant or exercise of the ISO.

     If the recipient disposes of the shares purchased pursuant to the ISO more than two years after the date of grant and more than one year after the transfer of the shares to him (the required statutory "holding period"), (a) the recipient will recognize long-term capital gain or loss, as the case may be, equal to the difference between the selling price and the exercise price; and (b) the Company will not be entitled to a deduction with respect to the shares of stock so issued.

     If the holding period requirements are not met, any gain realized upon disposition will be taxed as ordinary income to the extent of the excess of the lesser of (i) the excess of the fair market value of the shares at the time of exercise over the exercise price, or (ii) the gain on the sale. The Company will be entitled to a deduction in the year of disposition in an amount equal to the ordinary income recognized by the recipient. Any additional gain will be taxed as short-term or long-term capital gain depending upon the holding period for the stock.

     NONQUALIFIED STOCK OPTIONS. The recipient of a nonqualified stock option under the 1993 Plan will not recognize any income for Federal income tax purposes on the grant of the option. Generally, on the exercise of the option, the recipient will recognize taxable ordinary income equal to the difference between the fair market value of the shares on the exercise date and the exercise price for the shares. The Company generally will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the recipient. Upon disposition of the shares purchased pursuant to the stock option, the recipient will recognize long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount realized on such disposition and the basis for such shares, which basis will include the amount previously recognized by the recipient as ordinary income.

     STOCK APPRECIATION RIGHTS. A recipient who is granted stock appreciation rights will not recognize any taxable income on the receipt of the SARs. Upon the exercise of an SAR, (a) the recipient will recognize ordinary income equal to the amount received (the increase in the fair market value of one share of the Company's Common Stock from the date of grant of the SAR to the date of exercise); and (b) the Company will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the recipient.

     PERFORMANCE SHARES AND PERFORMANCE UNITS. A recipient of performance shares or performance units will not recognize any income for Federal income tax purposes on the date of the grant of the right to receive performance shares or units. The recipient will recognize ordinary income for Federal income tax purposes at the time of receipt of cash and/or Common Stock with respect to the performance share or units in an amount equal to the excess, if any, of the fair market value of the performance shares or units on the date received over the price of the performance shares or units on the date of grant. The Company will be entitled to a deduction on the date of receipt of the performance shares by the recipient in an amount equal to the ordinary income recognized by the recipient. Upon disposition of any stock received, the recipient will recognize long-term or short-term gain or loss depending upon the period for which he or she has held the stock in an amount equal to the difference between the amount realized and the fair market value of the stock on the date of receipt.

     ALTERNATIVE MINIMUM TAX. In addition to the Federal income tax consequences described above, a recipient may be subject to the alternative minimum tax ("AMT"), which is payable only to the extent it exceeds the recipient's regular tax liability. The AMT is assessed on the recipient's alternative minimum taxable income in excess of an exemption amount that varies by filing status. For purposes of computing the AMT, the alternative minimum taxable income is equal to taxable income (1) increased by tax preference items and (2) increased or reduced by certain AMT "adjustments." The exemption amount must be reduced by 25% of the amount by which the alternative minimum taxable income exceeds certain specified dollar amounts. In no event shall the exemption amount be reduced below zero. Federal law currently provides for a minimum tax credit that may be applied against the recipient's regular tax liability in years following a year in which the recipient is subject to AMT. The minimum tax credit is limited to the excess, if any, of the regular tax over the tentative AMT for the year. Any credit not used because of the limitation may be carried forward indefinitely.

EFFECTIVE DATE. The amendment to the 1993 Plan shall be effective immediately on the date of its approval by the shareholders of the Company. If the amendment is not approved by such shareholders, the 1993 Plan will remain in effect as it currently exists, without the amended provisions proposed herein.

VOTE REQUIRED. The affirmative vote of the holders of a majority of the shares of Common Stock represented and entitled to vote on this proposal at the annual meeting of shareholders will constitute approval of the amendment to the 1993 Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS "FOR" THIS PROPOSAL

THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE AMENDMENT TO THE 1993 LONG-TERM EXECUTIVE COMPENSATION PLAN, AND PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.


                     APPROVAL OF THE H&R BLOCK STOCK PLAN
                          FOR NON-EMPLOYEE DIRECTORS
                          (ITEM 3 ON FORM OF PROXY)


INTRODUCTION

     The Board of Directors adopted the H&R Block Stock Plan for Non-Employee Directors (the "Stock Plan") on June 18, 1997, subject to its approval by the
Company's shareholders at their 1997 annual meeting.   The Stock Plan provides
to members of the Board of Directors of the Company who are not employees of the Company or any of its subsidiaries ("Non-Employee Directors") the opportunity to receive payment, on a deferred basis, of their retainers and/or meeting fees in shares of the Company's Common Stock, without par value ("Common Stock"). It also provides for the award of units ("Stock Units") to directors who participated in the H&R Block, Inc. Retirement Plan for Non-Employee Directors ("Retirement Plan") and who elect to receive such Stock Units in lieu of benefits under such Retirement Plan, with each Stock Unit equivalent to one share of Common Stock and payable on a deferred basis in a whole share of Common Stock. The Stock Plan is intended to provide outside directors with the opportunity to acquire a larger equity interest in the Company, to enhance the identity of interests between Non-Employee Directors and the shareholders of the Company and to assist the Company in attracting and retaining well-qualified individuals to serve as Non-Employee Directors. The Board believes it is in the Company's best interest to adopt the Stock Plan.

MATERIAL FEATURES OF THE STOCK PLAN

     The material features of the Stock Plan are summarized below. The summary is qualified in its entirety by reference to the specific provisions of the Stock Plan, the full text of which is set forth as Appendix B to this proxy statement.

     PARTICIPATION. Only Non-Employee Directors are eligible to participate in the Stock Plan, provided that, if a Non-Employee Director becomes an employee of the Company or one of its subsidiaries after he or she commences participation in the Stock Plan, he or she will remain a participant in the Stock Plan until his or her service as a director of the Company or any of its subsidiaries terminates and all benefits under the Stock Plan are paid. There are presently seven Non-Employee Directors of the Company eligible to participate in the Stock Plan. No current executive officers or employees of the Company or its subsidiaries are eligible to participate in the Stock Plan.

     DIRECTOR RETAINERS AND MEETING FEES. Under the Stock Plan, Non-Employee Directors may elect to have quarterly retainers and/or their meeting fees paid in Stock Units instead of cash. Directors will make separate elections with respect to the payment of the retainer, board meeting fees and committee meeting fees. The number of Stock Units credited to a Non-Employee Director's account will equal the cash amount of the retainer or fees deferred divided by the fair market value of one share of Common Stock on the date on which such cash amount would otherwise have been paid. Stock Units for retainers and meeting fees are fully vested at all times. Payment of Stock Units (in full shares of Common Stock) must be deferred at least one year. The director chooses the date of the payment, which may be upon termination of service as a director.

     AWARD OF STOCK UNITS IN LIEU OF RETIREMENT PLAN BENEFITS. At its meeting on June 18, 1997 the Board of Directors approved the termination of the H&R Block, Inc. Retirement Plan for Non-Employee Directors as of that date and the award of benefits under the Stock Plan or the H&R Block Deferred Compensation Plan for Directors in lieu of benefits under the Retirement Plan. Participants in the Retirement Plan as of such termination date may elect to receive the present value of accrued benefits under the Retirement Plan in the form of (1) an award of Stock Units under the Stock Plan or (2) deferrals under the H&R Block Deferred Compensation Plan for Directors (with gains and losses on the deferral amount credited in accordance with the H&R Block Common Stock investment option). If the Non-Employee Director elects to receive an award of Stock Units, the number of Stock Units to be awarded is determined by dividing the present value of the Retirement Plan benefits by the fair market value of the Common Stock on the effective date of the termination of the Retirement Plan, with no award of Stock Units less than 1,000 and all awards of Stock Units rounded up to the nearest 100-lot increment. Stock Units in lieu of retirement benefits are fully vested at all times. Payment of Stock Units awarded in lieu of benefits under the Retirement Plan will be in the form of full shares of stock and will take place on the later to occur of the termination of service as a director or one year after the effective date of the Stock Plan.

     Using a fair market value of $33.375 per share on June 18, 1997 (the average of the high and low sales prices quoted on the New York Stock Exchange Composite Listing for the Common Stock on such date), and the present value of retirement benefits as of such date (determined by an independent actuarial consultant using the annual director retainer in effect on the effective date of the termination of the Retirement Plan and an 8% interest rate), the awards to Non-Employee Directors who elect to take Stock Units in lieu of retirement benefits would be as follows:

                                 Present Value             Number
         Director             of Accrued Benefits      of Stock Units
         --------             -------------------      --------------
     Morton I. Sosland            $134,230                 4,100
     G. Kenneth Baum                91,880                 2,800
     Robert E. Davis                85,070                 2,600
     Marvin L. Rich                 66,000                 2,000
     Henry F. Frigon                61,110                 1,900
     Roger W. Hale                  33,780                 1,100
     Donna R. Ecton                 24,690                 1,000



     DIVIDEND EQUIVALENT PAYMENTS. As of each cash dividend payment date with respect to the Common Stock, each Stock Plan participant will have credited to his or her account the number of Stock Units equal to the quotient obtained by dividing (a) the product of the per share cash dividend and the number of Stock Units credited to the account on the dividend record date, by (b) the fair market value of one share of Common Stock on the dividend payment date. Stock Units attributable to dividends are fully vested at all times and are paid in full shares of Common Stock upon termination of service as a director.

     SHARES OF COMMON STOCK ISSUABLE UNDER THE STOCK PLAN. The aggregate number of shares of Common Stock that may be issued under the Stock Plan may not exceed 300,000 shares, provided that such aggregate number may be adjusted upon certain changes in the Company's capitalization. No fractional shares of Common Stock may be issued under the Stock Plan.

     ADMINISTRATION OF THE STOCK PLAN. The Stock Plan is administered by the Compensation Committee of the Company's Board of Directors, which has full power and authority to supervise administration of the Stock Plan and to interpret the provisions of the Plan and of any award, issuance or payment of Stock Units. The Committee may delegate any of its responsibilities to one or more agents, including employees of the subsidiaries of the Company. No participant may participate in the decision made with respect to any question relating to any Stock Unit issued under the Stock Plan exclusively to that participant.

     UNFUNDED PLAN. The Stock Plan is unfunded. A participant's right to receive any payment of any Stock Unit is not greater than the rights of an unsecured general creditor of the Company.

     NON-ALIENATION. Stock Units are not assignable or transferable and are not subject in any manner to alienation, sale or any encumbrances, liens, levies, attachments, pledges or charges of the participant or his or her creditors.

     TERMINATION OR AMENDMENT OF THE STOCK PLAN. The Stock Plan is to remain in effect until all shares of Common Stock authorized for issuance under the Stock Plan have been issued, provided that the Board of Directors may at any time terminate, suspend or amend the Stock Plan. Upon termination of the Stock Plan, Stock Units credited to a participant's account will be paid in whole shares of Common Stock.

FEDERAL INCOME TAX CONSEQUENCES. Under current Federal tax laws and regulations, the award of a Stock Unit under the Stock Plan will not result in taxable income for the participant or in a deduction for the Company. Upon payment of Stock Units, the receipt of full shares of Common Stock will generally result in taxable income for the participant and a deduction for the Company, in each case based on the fair market value of the shares of Common Stock on the date of such payment.

EFFECTIVE DATE. The Stock Plan shall be effective immediately on the date of its approval by the shareholders of the Company. If the Stock Plan is not approved by such shareholders at the annual meeting of shareholders in 1997, the participants in the Retirement Plan as of its termination date will receive benefits in lieu of retirement benefits in the form of deferrals under the H&R Block Deferred Compensation Plan for Directors.

VOTE REQUIRED. The affirmative vote of the holders of a majority of the shares of Common Stock represented and entitled to vote on this proposal at the annual meeting of shareholders will constitute approval of the Stock Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS "FOR" THIS PROPOSAL.

THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE H&R BLOCK STOCK PLAN FOR NON-EMPLOYEE DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.


                           APPOINTMENT OF AUDITORS
                          (ITEM 4 ON FORM OF PROXY)

     Deloitte & Touche LLP has audited the accounts of the Company since 1965. It has offices or affiliates convenient to most of the Company's operations in the United States and other countries and is considered to be well qualified. The Board of Directors has appointed such firm as the Company's independent auditors for the year ending April 30, 1998 and recommends that the shareholders ratify such appointment. Representatives of Deloitte & Touche LLP expect to attend the annual meeting, will be afforded an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions by the shareholders.

PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.


                            SHAREHOLDER PROPOSALS

     Recommendations for nominees to be elected to the Board of Directors and proposals of shareholders intended to be presented at the next annual meeting scheduled to be held on Wednesday, September 9, 1998 must be submitted in writing to the Secretary of the Company, H&R Block, Inc., 4400 Main Street, Kansas City, Missouri 64111. Shareholder proposals must be received by the Secretary no later than April 9, 1998 in order to be included in next year's proxy statement and form of proxy.


                                OTHER MATTERS

     The Board of Directors knows of no other matters which will be presented at the meeting, but if other matters do properly come before the meeting, it is intended that the persons named in the proxy will vote according to their best judgment.


                                         By Order of the Board of Directors
                                         JAMES H. INGRAHAM
                                         Secretary

July 30, 1997

                                                                      APPENDIX A

                               H&R BLOCK, INC.

                  1993 LONG-TERM EXECUTIVE COMPENSATION PLAN
                                 (As Amended)

     1. PURPOSES. The purposes of this 1993 Long-Term Executive Compensation Plan are to provide incentives and rewards to those employees largely responsible for the success and growth of H&R Block, Inc., and its subsidiary corporations and to assist all such corporations in attracting and retaining executives and other key employees with experience and ability.

     2. DEFINITIONS.

     (a) AWARD means one or more of the following: shares of Common Stock, Restricted Shares, Stock Options, Incentive Stock Options, Stock Appreciation Rights, Performance Shares, Performance Units and any other rights which may be granted to a Recipient under the Plan.

     (b) COMMON STOCK means the Common Stock, without par value, of the Company.

     (c) COMPANY means H&R Block, Inc., a Missouri corporation, and, unless the context otherwise requires, includes its subsidiary corporations and their respective divisions, departments and subsidiaries and the respective divisions, departments and subsidiaries of such subsidiaries.

     (d) INCENTIVE STOCK OPTION means a Stock Option which meets all of the requirements of an "incentive stock option" as defined in Section 422(b) of the Internal Revenue Code of 1986, as now in effect or hereafter amended (the "Internal Revenue Code").

     (e) PERFORMANCE PERIOD means that period of time specified by the Committee during which a Recipient must satisfy any designated performance goals in order to receive an Award.

     (f) PERFORMANCE SHARE means the right to receive, upon satisfying designated performance goals within a Performance Period, shares of Common Stock, cash, or a combination of cash and shares of Common Stock, based on the market value of shares of Common Stock covered by such Performance Shares at the close of the Performance Period.

     (g) PERFORMANCE UNIT means the right to receive, upon satisfying designated performance goals within a Performance Period, shares of Common Stock, cash, or a combination of cash and shares of Common Stock.

     (h) PLAN means this 1993 Long-Term Executive Compensation Plan, as the same may be amended from time to time.

     (i) RECIPIENT means an employee of the Company who has been granted an Award under the Plan.

     (j) RESTRICTED SHARE means a share of Common Stock issued to a Recipient hereunder subject to such terms and conditions, including, without limitation, forfeiture or resale to the Company, and to such restrictions against sale, transfer or other disposition, as the Committee may determine at the time of issuance.

     (k) STOCK APPRECIATION RIGHT means the right to receive, upon exercise of a Stock Appreciation Right granted under this Plan, shares of Common Stock, cash, or a combination of cash and shares of Common Stock, based on the increase in the market value of the shares of Common Stock covered by such Stock Appreciation Right from the initial day of the Performance Period for such Stock Appreciation Right to the date of exercise.

     (l) STOCK OPTION means the right to purchase, upon exercise of a Stock Option granted under this Plan, shares of the Company's Common Stock.

     3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by a Compensation Committee (the "Committee") consisting of directors of the Company, to be appointed by and to serve at the pleasure of the Board of Directors of the Company. A majority of the Committee members shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be valid acts of the Committee, however designated, or the Board of Directors of the Company if the Board has not appointed a Committee.

     The Committee shall have full power and authority to construe, interpret and administer the Plan and, subject to the powers herein specifically reserved to the Board of Directors and subject to the other provisions of this Plan, to make determinations which shall be final, conclusive and binding upon all persons including, without limitation, the Company, the shareholders of the Company, the Board of Directors, the Recipients and any persons having any interest in any Awards which may be granted under the Plan. The Committee shall impose such additional conditions upon the grant and exercise of Awards under this Plan as may from time to time be deemed necessary or advisable, in the opinion of counsel to the Company, to comply with applicable laws and regulations. The Committee from time to time may adopt rules and regulations for carrying out the Plan and written policies for implementation of the Plan. Such policies may include, but need not be limited to, the type, size and terms of Awards to be made to Recipients and the conditions for payment of such Awards.

     4. ABSOLUTE DISCRETION. The Committee may, in its sole and absolute discretion (subject to the Committee's power to delegate certain authority in accordance with the second paragraph of this Section 4), at any time and from time to time during the continuance of the Plan, (i) determine which employees of the Company shall be granted Awards under the Plan, (ii) grant to any employee so selected such an Award, (iii) determine the type, size and terms of Awards to be granted (subject to Sections 6, 10 and 11 hereof, as hereafter amended), (iv) establish objectives and conditions for receipt of Awards, (v) place conditions or restrictions on the payment or exercise of Awards, and (vi) do all other things necessary and proper to carry out the intentions of this Plan; provided, however, that, in each and every case, those Awards which are Incentive Stock Options shall contain and be subject to those requirements specified in Section 422 of the Internal Revenue Code and shall be granted only to those employees eligible thereunder to receive the same.

     The Committee may at any time and from time to time delegate to the Chief Executive Officer of the Company authority to take any or all of the actions that may be taken by the Committee as specified in this Section 4 or in other sections of the Plan in connection with the determination of Recipients, types, sizes, terms and conditions of Awards under the Plan and the grant of any such Awards, provided that any authority so delegated (a) shall apply only to Awards to employees of the Company that are not officers of Company under Regulation
Section 240.16a-1(f) promulgated pursuant to Section 16 of the Securities Exchange Act of 1934, and (b) shall be exercised only in accordance with the Plan and such rules, regulations, guidelines, and limitations as the Committee shall prescribe.

     5. ELIGIBILITY. Awards may be granted to any employee of the Company. No member of the Committee (other than any ex officio member) shall be eligible for grants of Awards under the Plan. An employee may be granted multiple forms of Awards under the Plan. Incentive Stock Options may be granted under the Plan to a Recipient during any calendar year only if the aggregate fair market value (determined as of the date the Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by such Recipient during any calendar year under the Plan and any other "incentive stock option plans" (as defined in the Internal Revenue
Code) maintained by the Company does not exceed the sum of $100,000.

     6. STOCK SUBJECT TO THE PLAN. The total number of shares of Common Stock issuable under this Plan may not at any time exceed 7,000,000 shares, subject to adjustment as provided herein. All of such shares may be issued or issuable in connection with the exercise of Incentive Stock Options. Shares of Common Stock not actually issued pursuant to an Award shall be available for future Awards. Shares of Common Stock to be delivered or purchased under the Plan may be either authorized but unissued Common Stock or treasury shares. The total number of shares of Common Stock that may be subject to one or more Awards granted to any one Recipient during a calendar year may not exceed 350,000, subject to adjustment as provided in Section 16 of the Plan.

     7. AWARDS.

     (a) Awards under the Plan may include, but need not be limited to, shares of Common Stock, Restricted Shares, Stock Options, Incentive Stock Options, Stock Appreciation Rights, Performance Shares and Performance Units. The amount of each Award may be based upon the market value of a share of Common Stock. The Committee may make any other type of Award which it shall determine is consistent with the objectives and limitations of the Plan.

     (b) The Committee may establish performance goals to be achieved within such Performance Periods as may be selected by it using such measures of the performance of the Company as it may select as a condition to the receipt of any Award.

     8. VESTING REQUIREMENTS. The Committee may determine that all or a portion of an Award or a payment to a Recipient pursuant to an Award, in any form whatsoever, shall be vested at such times and upon such terms as may be selected by it.

     9. DEFERRED PAYMENTS AND DIVIDEND AND INTEREST EQUIVALENTS.

     (a) The Committee may determine that the receipt of all or a portion of an Award or a payment to a Recipient pursuant to an Award, in any form whatsoever, shall be deferred. Deferrals shall be for such periods and upon such terms as the Committee may determine.

     (b) The Committee may provide, in its sole and absolute discretion, that a Recipient to whom an Award is payable in whole or in part at a future time in shares of Common Stock shall be entitled to receive an amount per share equal in value to the cash dividends paid per share on issued and outstanding shares as of the dividend record dates occurring during the period from the date of the Award to the date of delivery of such share to the Recipient. The Committee may also authorize, in its sole and absolute discretion, payment of an amount which a Recipient would have received in interest on (i) any Award payable at a future time in cash during the period from the date of the Award to the date of payment, and (ii) any cash dividends paid on issued and outstanding shares as of the dividend record dates occurring during the period from the date of an Award to the date of delivery of shares pursuant to the Award. Any amounts provided under this subsection shall be payable in such manner, at such time or times, and subject to such terms and conditions as the Committee may determine in its sole and absolute discretion.

     10. STOCK OPTION PRICE. The purchase price per share of Common Stock under each Stock Option shall be determined by the Committee, but shall not be less than market value (as determined by the Committee) of one share of Common Stock on the date the Stock Option or Incentive Stock Option is granted. Payment for exercise of any Stock Option granted hereunder shall be made (a) in cash, or
(b) by delivery of Common Stock having a market value equal to the aggregate option price, or (c) by a combination of payment of cash and delivery of Common Stock in amounts such that the amount of cash plus the market value of the Common Stock equals the aggregate option price.

     11. STOCK APPRECIATION RIGHT VALUE. The base value per share of Common Stock covered by an Award in the form of a Stock Appreciation Right shall be the market value of one share of Common Stock on the date the Award is granted.

     12. CONTINUATION OF EMPLOYMENT. The Committee shall require that a Recipient be an employee of the Company at the time an Award is paid or exercised. The Committee may provide for the termination of an outstanding Award if a Recipient ceases to be an employee of the Company and may establish such other provisions with respect to the termination or disposition of an Award on the death or retirement of a Recipient as it, in its sole discretion, deems advisable. The Committee shall have the sole power to determine the date of any circumstances which shall constitute a cessation of employment and to determine whether such cessation is the result of retirement, death or any other reason.

     13. REGISTRATION OF STOCK. Each Award shall be subject to the requirement that if at any time the Committee shall determine that qualification or registration under any state or federal law of the shares of Common Stock, Restricted Shares, Stock Options, Incentive Stock Options, or other securities thereby covered or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of or in connection with the granting of such Award or the purchase of shares thereunder, the Award may not be paid or exercised in whole or in part unless and until such qualification, registration, consent or approval shall have been effected or obtained free of any conditions the Committee, in its discretion, deems unacceptable.

     14. EMPLOYMENT STATUS. No Award shall be construed as imposing upon the Company the obligation to continue the employment of a Recipient. No employee or other person shall have any claim or right to be granted an Award under the Plan.

     15. ASSIGNABILITY. No Award granted pursuant to the Plan shall be transferable or assignable by the Recipient other than by will or the laws of descent and distribution and during the lifetime of the Recipient shall be exercisable or payable only by or to him or her.

     16. DILUTION OR OTHER ADJUSTMENTS. In the event of any changes in the capital structure of the Company, including but not limited to a change resulting from a stock dividend or split-up, or combination or reclassification of shares, the Board of Directors shall make such equitable adjustments with respect to Awards or any provisions of this Plan as it deems necessary and appropriate, including, if necessary, any adjustment in the maximum number of shares of Common Stock subject to the Plan, the maximum number of shares that may be subject to one or more Awards granted to any one Recipient during a calendar year, or the number of shares of Common Stock subject to an outstanding Award.

     17. MERGER, CONSOLIDATION, REORGANIZATION, LIQUIDATION, ETC. If the Company shall become a party to any corporate merger, consolidation, major acquisition of property for stock, reorganization, or liquidation, the Board of Directors shall make such arrangements it deems advisable with respect to outstanding Awards, which shall be binding upon the Recipients of outstanding Awards, including, but not limited to, the substitution of new Awards for any Awards then outstanding, the assumption of any such Awards and the termination of or payment for such Awards.

     18. WITHHOLDING TAXES. The Company shall have the right to deduct from all Awards hereunder paid in cash any federal, state, local or foreign taxes required by law to be withheld with respect to such Awards and, with respect to Awards paid in other than cash, to require the payment (through withholding from the Recipient's salary or otherwise) of any such taxes. Subject to such conditions as the Committee may establish, Awards under the Plan payable in shares of Common Stock may provide that the Recipients thereof may elect, in accordance with any applicable regulations, to have the Company withhold shares of Common Stock to satisfy all or part of any such tax withholding obligations, with the value of such withheld shares of Common Stock based upon their fair market value on the date the tax withholding is required to be made.

     19. COSTS AND EXPENSES. The cost and expenses of administering the Plan shall be borne by the Company and not charged to any Award nor to any Recipient.

     20. FUNDING OF PLAN. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan.

     21. AWARD CONTRACTS. The Committee shall have the power to specify the form of Award contracts to be granted from time to time pursuant to and in accordance with the provisions of the Plan and such contracts shall be final, conclusive and binding upon the Company, the shareholders of the Company and the Recipients. No Recipient shall have or acquire any rights under the Plan except such as are evidenced by a duly executed contract in the form thus specified. No Recipient shall have any rights as a holder of Common Stock with respect to Awards hereunder unless and until certificates for shares of Common Stock or Restricted Shares are issued to the Recipient.

     22. GUIDELINES. The Board of Directors of the Company shall have the power to provide guidelines for administration of the Plan by the Committee and to make any changes in such guidelines as from time to time the Board deems necessary.

     23. AMENDMENT AND DISCONTINUANCE. The Board of Directors of the Company shall have the right at any time during the continuance of the Plan to amend, modify, supplement, suspend or terminate the Plan, provided that in the absence of the approval of the holders of a majority of the shares of Common Stock of the Company present in person or by proxy at a duly constituted meeting of shareholders of the Company, no such amendment, modification or supplement shall (i) increase the aggregate number of shares which may be issued under the Plan, unless such increase is by reason of any change in capital structure referred to in Section 16 hereof, (ii) change the termination date of the Plan provided in Section 24, or (iii) delete or amend the market value restrictions contained in Sections 10 and 11 hereof, and provided further, that no amendment, modification or termination of the Plan shall in any manner affect any Award of any kind theretofore granted under the Plan without the consent of the Recipient of the Award, unless such amendment, modification or termination is by reason of any change in capital structure referred to in
Section 16 hereof or unless the same is by reason of the matters referred to in
Section 17 hereof.

     24. TERMINATION. The Committee may grant Awards at any time prior to September 7, 2003, on which date this Plan will terminate except as to Awards then outstanding hereunder, which Awards shall remain in effect until they have expired according to their terms or until September 7, 2003, whichever first occurs. No Incentive Stock Option shall be exercisable later than 10 years following the date it is granted.

     25. APPROVAL. This Plan shall take effect upon due approval by the shareholders of the Company.

                                                                      APPENDIX B

                           H&R BLOCK STOCK PLAN FOR
                            NON-EMPLOYEE DIRECTORS

ARTICLE I - PURPOSE OF THE PLAN

1.1 Purpose of Plan. H&R Block, Inc. (the "Company") adopts the H&R Block Stock Plan for Non-Employee Directors (the "Plan") to provide for payment in shares of the Company's Common Stock, without par value ("Stock"), of the retainers and meeting fees of members of the Board of Directors of the Company who are not employees of the Company or any of its affiliates or subsidiaries ("Non-Employee Directors"), on a deferred basis. The Plan also provides for an optional award of Stock Units (as defined in Section 3.1) to directors participating in the H&R Block, Inc. Retirement Plan for Non-Employee Directors ("Retirement Plan") upon the termination of the Retirement Plan and in lieu of benefits under such Retirement Plan. The Plan is intended to provide Non-Employee Directors with a larger equity interest in the Company, to enhance the identity of interests between Non-Employee Directors and the shareholders of the Company, and to assist the Company in attracting and retaining well-qualified individuals to serve as Non-Employee Directors.

ARTICLE II -  ELIGIBILITY AND PARTICIPATION

2.1 Eligibility and Participation. Only Non-Employee Directors shall be eligible to participate in the Plan, provided that, if a Non-Employee Director becomes an employee of the Company or one or more of its affiliates or subsidiaries after he or she commences participation in the Plan, he or she shall remain eligible and shall continue to participate in the Plan until his or her service as a director of the Company terminates and all benefits under the Plan are paid. An eligible Plan participant may be referred to herein as "Participant."

ARTICLE III - STOCK UNITS AND DIRECTOR COMPENSATION DEFERRAL ELECTIONS

3.1 Retainers Payable in Stock Units. Each Non-Employee Director may elect to have his or her director retainer fee that is payable in quarterly installments, or in any other manner (determined without regard to the Plan) (the "Retainer") paid in units ("Stock Units"), with each Stock Unit equivalent to one share of Stock, and deferred in accordance with the Non-Employee Director's deferral election.

3.2 Meeting Fees Payable in Stock Units. Each Non-Employee Director may elect to have fees for attendance at meetings of the Company's Board of Directors and/or committees thereof (determined without regard to the Plan) ("Meeting Fees") paid in Stock Units and deferred in accordance with the Non-Employee Director's deferral election.

3.3 Deferral Elections. An election under either Section 3.1 or 3.2 to have Retainer or Meeting Fees, as the case may be, paid in Stock Units and deferred must be made in writing and delivered to the Company prior to the start of the calendar year in which the Retainer or Meeting Fees would otherwise be paid (but for the deferral election) and such election will be irrevocable for the affected calendar year. To participate in the Plan during the calendar year in which the Plan becomes effective, the Non-Employee Director must make an election to defer Retainer and/or Meeting Fees for services to be performed subsequent to the election within 30 days after the Effective Date (as defined in Section 13.1) and such election will be irrevocable for the remainder of the affected calendar year. To participate in the Plan during the first calendar year in which a Non-Employee Director becomes eligible to participate in the Plan, the new Non-Employee Director must make an election to defer Retainer and/or Meeting Fees for services to be performed subsequent to the election within 30 days after the date he or she becomes eligible and such election will be irrevocable for the remainder of the affected calendar year. Each election shall remain in effect until revoked in writing, and any such revocation shall become effective no earlier than the first day of the first calendar year commencing after such revocation is received by the Company.

3.4 Crediting Stock Units to Accounts. Amounts deferred by a Non-Employee Director pursuant to Section 3.3 shall be credited in Stock Units as of the date that payment would otherwise have been made in cash to a bookkeeping account maintained by the Company for such Participant ("Account"). The number of Stock Units credited to an Account with respect to any Non-Employee Director shall equal the amount deferred divided by the Fair Market Value of one share of Stock on the date on which such cash amount would have been paid but for the deferral election pursuant to Section 3.3. For purposes of the Plan, the "Fair Market Value" of Stock on any business day shall be the average of the high and low sales prices quoted for such Stock on the New York Stock Exchange Composite Listing on the day in question, or if there was no quotation on such date, on the next preceding business day on which there was such a quotation. To the extent that the application of any formula described in this Section 3.4 does not result in a whole number of shares of Stock, the result shall be rounded upwards to the next whole number such that no fractional shares of Stock shall be issued under the Plan.

3.5 Fully Vested Stock Units. All Stock Units credited to a Participant's Account pursuant to this Article III shall be at all times fully vested and nonforfeitable.

3.6 Payment of Stock Units.  A deferral election made in accordance with
Section 3.3 shall specify the date (the "Deferred Payment Date") on which the Participant elects to receive payment for the Stock Units credited to such Participant's Account pursuant to this Article III. Such Stock Units shall be paid in an equal number of shares of Stock in a single distribution made on the Deferred Payment Date specified by the Participant in the applicable deferral election, provided that the Deferred Payment Date with respect to any election must be at least two years after the first day of the calendar year during which the Stock Unit was credited to the Participant's Account.

ARTICLE IV - AWARD OF STOCK UNITS IN LIEU OF BENEFITS UNDER THE H&R BLOCK, INC. RETIREMENT PLAN FOR NON-EMPLOYEE DIRECTORS

4.1 Award of Stock Units. Each Non-Employee Director serving as such as of June 18, 1997 (the "Retirement Plan Termination Date") may, at his or her option, have credited to his or her Account as of the Effective Date a number of Stock Units equal to the quotient obtained by dividing (a) the present value on the Retirement Plan Termination Date of his or her accrued benefits under the Retirement Plan, as determined by an independent actuarial consultant without regard to any service requirements under such Retirement Plan and utilizing an annual director retainer rate equal to the annual retainer for Non-Employee Directors in effect on the Retirement Plan Termination Date, divided by (b) the Fair Market Value of one share of Stock on the Retirement Plan Termination Date, provided, however that notwithstanding this formula, no such Non-Employee Director shall be credited with less than 1,000 Stock Units pursuant to the provisions of this Section 4.1. To the extent that the application of the formula described in this Section 4.1 results in a number of Stock Units other than an even 100-lot number of Stock Units, the result shall be rounded up upwards to the next 100-lot whole number of Stock Units. For example, if the application of the formula results in an award of 1,055.625 Stock Units, the actual award shall be rounded up to 1,100 Stock Units. A Non-Employee Director who elects to defer under the H&R Block Deferred Compensation Plan for Directors, as amended, the present value of accrued benefits under the Retirement Plan (determined as of the Retirement Plan Termination Date) shall not be eligible for an award of Stock Units under this Section 4.1 of the Plan.

4.2 Fully Vested Stock Units. All Stock Units credited to a Participant's Account pursuant to this Article IV shall be at all times fully vested and nonforfeitable.

4.3 Payment of Stock Units. Upon termination of service as a director of the Company for any reason, the total number of Stock Units credited to the Participant's Account pursuant to this Article IV shall be paid to the Participant in equal number of shares of Stock in a single distribution, provided that no payment pursuant to this Section 4.3 shall be made less than one year after the Effective Date.

4.4 Award in lieu of Benefits. The Stock Units credited to the Participant's Account pursuant to this Article IV are so credited in consideration of the termination of the Retirement Plan and in lieu of any benefits under the Retirement Plan. The Non-Employee Directors shall not be entitled to any other benefits under the Retirement Plan.

ARTICLE V - DIVIDEND EQUIVALENT PAYMENTS

5.1 Dividend Equivalent Payments. As of each cash dividend payment date with respect to Stock, each Participant shall have credited to his or her Account the number of Stock Units equal to the quotient obtained by dividing (a) the product of (i) the cash dividend payable with respect to each share of Stock on such date and (ii) the total number of Stock Units credited to his or her Account as of the close of business on the record date applicable to such dividend payment date, by (b) the Fair Market Value of one share of Stock on such dividend payment date. To the extent that the application of the formula described in this Section 5.1 does not result in a whole number of Stock Units, the result shall be rounded upwards to the next whole number.

5.2 Deferral, Vesting and Payment of Stock Units under Article V. Each Stock Unit determined and credited to the Participant's Account in accordance with
Section 5.1 shall automatically be deferred and shall be fully vested at all times. Upon termination of service as a director of the Company for any reason, the total number of Stock Units credited to the Participant's Account pursuant to this Article V shall be paid to the Participant in equal number of shares of Stock in a single distribution, provided that no payment pursuant to this Section 5.2 shall be made less than one year after the Effective Date.

ARTICLE VI - DELIVERY OF STOCK CERTIFICATES

6.1 Stock Unit Payments. The Company shall issue and deliver to the Participant a stock certificate for payment of Stock Units as soon as practicable following the date on which Stock Units are payable.

ARTICLE VII - STOCK

7.1 Authorized Stock. The aggregate number of shares of Stock that may be issued under the Plan shall not exceed three hundred thousand (300,000) shares, unless such number of shares is adjusted as provided in Article VIII of the Plan. Such shares of Stock may be authorized but unissued shares, treasury shares or shares acquired in the open market for the account of the Participant.

7.2 Fractional Shares. No fractional shares of Stock shall be issued under the Plan under any circumstances.

ARTICLE VIII - ADJUSTMENT UPON CHANGES IN CAPITALIZATION

8.1 Adjustment Upon Changes in Capitalization. In the event of a stock dividend, stock split or combination, reclassification, recapitalization or other capital adjustment of shares of Stock, the number of shares of Stock that may be issued pursuant to Stock Units and the number of Stock Units credited to Accounts shall be appropriately adjusted by the Board of Directors of the Company, whose determination shall be final, binding on the Company and the Participants and conclusive.

8.2 No Effect on Rights of Company. The grant of Stock Units pursuant to the Plan shall not affect in any way the right or power of the Company to issue additional Stock or other securities, make adjustments, reclassifications, reorganizations or other changes in its corporate, capital or business structure, to participate in a merger, consolidation or share exchange or to transfer its assets or dissolve or liquidate.

ARTICLE IX - TERMINATION OR AMENDMENT OF THE PLAN

9.1 In General. The Plan shall remain in effect until all shares of Stock authorized for issuance under the Plan have been issued. The Board of Directors of the Company may at any time terminate, suspend or amend the Plan. If the Plan shall at any time be terminated pursuant to this Section 9.1, Stock Units credited to a Participant's Account shall be paid in equal number of shares of Stock in a single distribution as if the Participant had terminated his or her service as a director of the Company, provided that no payment pursuant to this Section 9.1 shall be made less than one year after the Effective Date.


9.2 Written Consents. No amendment may adversely affect the right of any Participant to receive any Stock pursuant to an outstanding Stock Unit without the written consent of such Participant.

ARTICLE X - GOVERNMENT REGULATIONS

10.1 Government Regulations.

      (a) The obligations of the Company to issue any Stock pursuant to the Plan shall be subject to all applicable laws, rules and regulations and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Board of Directors of the Company.

      (b) The Board of Directors of the Company may make such changes to the Plan as may be necessary or appropriate to comply with the rules and regulations of any governmental authority.

ARTICLE XI - ADMINISTRATION

11.1 In General. The Plan shall be administered by the Compensation Committee of the Board of Directors (the "Committee"), which shall have full power and authority, subject to the provisions of the Plan, to supervise administration of the Plan and to interpret the provisions of the Plan and of any award, issuance or payment of Stock Units hereunder. Any decision by the Committee shall be final and binding on all parties. No member of the Committee shall be liable for any determination made, or any decision or action taken with respect to the Plan or any award, issuance or payment of Stock Units under the Plan. The Committee may delegate any of its responsibilities to one or more agents, including employees of the Company or one or more of its affiliates and subsidiaries, and may retain advisors to provide advice to the Committee. No Participant shall participate in the making of any decision with respect to any question relating to any Stock Unit issued under the Plan exclusively to that Participant.

11.2 Rules and Interpretation. The Committee shall be vested with full authority to make such rules and regulations as it deems necessary to administer the Plan and to interpret and administer the provisions of the Plan in a uniform manner. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding on all parties.

11.3 Expenses. The cost of issuing and paying Stock Units pursuant to the Plan and the expenses of administering the Plan shall be borne by the Company.

ARTICLE XII - MISCELLANEOUS

12.1 Unfunded Plan. The Plan shall be unfunded with respect to the Company's obligation to pay any Stock Units and a Participant's rights to receive any payment of any Stock Unit shall not be greater than the rights of an unsecured general creditor of the Company.

12.2 Assignment; Non-Alienation. Stock Units, the right to receive Stock Units under the Plan and the right to receive payment with respect to a Stock Unit under the Plan are not assignable or transferable and shall not be subject in any manner to alienation, sale or any encumbrances, liens, levies, attachments, pledges or charges of the Participant or his or her creditors. Any attempt to assign, transfer or hypothecate any Stock Unit, any right to receive Stock Units or the right to receive payment with respect to a Stock Unit shall be void and of no force and effect.

12.3 Death Benefit; Designation of Beneficiaries. Upon the death of a Participant, the Stock Units remaining in his or her Account as of the date of death shall be paid to the beneficiary or beneficiaries of the Participant, or to his or her estate, as described in this Section 12.3, in equal number of shares of Stock in a single distribution. A Participant may designate a beneficiary or beneficiaries to receive any payments under the Plan upon his or her death. A beneficiary designation shall be in writing on a form acceptable to the Company and shall be effective only upon delivery to the Company. A beneficiary designation may be revoked by a Participant at any time by delivering to the Company either written notice of revocation or a new written beneficiary designation. The written beneficiary designation last delivered to the Secretary of the Company prior to the death of the Participant shall control. If no beneficiary has been designated, amounts due hereunder shall be paid to the Participant's estate.

12.4 Release. Any payment of Stock Units to or for the benefit of a Participant or his or her beneficiaries that is made in good faith by the Company in accordance with the Company's good faith interpretation of its obligations hereunder shall be in full satisfaction of all claims against the Company for benefits under the Plan to the extent of such payment.

12.5 No Guarantee of Directorship. Neither the adoption and maintenance of the Plan nor any election made hereunder by a Participant shall be deemed to be a contract between the Company and the Participant to retain his or her position as a director of the Company.

12.6 Applicable Law. The validity, interpretation and administration of the Plan and any rules, regulations, determinations or decisions hereunder, and the rights of any and all persons having or claiming to have any interest herein or hereunder, shall be determined exclusively in accordance with the laws of the State of Missouri (without regard to the choice of laws provisions thereof), except to the extent such laws are preempted by the laws of the United States of America.

12.7 Notices. All notices, elections or other communications made or given pursuant to the Plan shall be in writing and shall be sufficiently made or given if hand-delivered or mailed by certified mail, addressed (if from the Company to the Participant) to any Participant at the address contained in the records of the Company for such Participant, or addressed (if from the Participant to the Company) to the Secretary of the Company at its principal office.

12.8 Headings. The headings in the Plan are for reference purposes only and shall not affect the meaning or interpretation of the Plan.

ARTICLE XIII - EFFECTIVE DATE OF THE PLAN

13.1 Effective Date. The Plan shall be effective immediately upon the date of its approval by the shareholders of the Company (the "Effective Date").

                               H&R BLOCK, INC.



                                            July 30, 1997



      Dear Shareholder:

           The annual meeting of shareholders of H&R Block, Inc. will be held at the Nelson-Atkins Museum of Art, 4525 Oak Street, Kansas City, Missouri, at 9:00 a.m., Kansas City time, on Wednesday, September 10, 1997.

           It is important that your shares are represented at this meeting. Whether or not you plan to attend the meeting in person, please review the enclosed proxy materials, complete the proxy form attached below, and return it promptly in the envelope provided.










                   PLEASE DETACH PROXY HERE, SIGN AND MAIL
--------------------------------------------------------------------------------

The undersigned hereby appoints Henry W. Bloch, Marvin L. Rich and Frank L. Salizzoni, and each of them, the proxies (acting by a majority or, if only one be present, then that one shall have all of the powers hereunder), each with full power of substitution, for and in the name of the undersigned to represent and to vote all shares of stock of H&R BLOCK, INC., a Missouri corporation, of the undersigned at the annual meeting of shareholders of said corporation to be held at the Nelson-Atkins Museum of Art, 4525 Oak Street, Kansas City, Missouri, on September 10, 1997, commencing at 9:00 a.m., Kansas City time, and at any adjournment thereof, notice of said meeting and the proxy statement furnished therewith having been received by the undersigned; and, without limiting the authority hereinabove given, said proxies or proxy are expressly authorized to vote in accordance with the undersigned's direction as to those matters set forth on the reverse side hereof and in accordance with their best judgment in connection with the transaction of such other business, if any, as may properly come before the meeting.

                                                 Dated                    , 1997
                                                      --------------------


                                                 -----------------------------



                                                 -----------------------------

                                                 (Please date and sign exactly
                                                 as name appears at the left
                                                 and return in the enclosed
                                                 postage paid envelope. If
                                                 shares are owned in joint
                                                 names, all joint owners should
                                                 sign.)

IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS MEETING, WHETHER OR NOT YOU ATTEND THE MEETING IN PERSON. TO MAKE SURE THAT YOUR SHARES ARE REPRESENTED, WE URGE YOU TO COMPLETE, DETACH AND MAIL THE PROXY FORM BELOW AS SOON AS POSSIBLE.









                   PLEASE DETACH PROXY HERE, SIGN AND MAIL
--------------------------------------------------------------------------------
                                H&R BLOCK, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED
AS SPECIFIED BELOW.  IF NO SUCH SPECIFICATION IS MADE, IT WILL BE VOTED FOR
EACH OF THE PROPOSALS.

1.  ELECTION OF CLASS II DIRECTORS.
     [] FOR all nominees listed below (except as marked to the contrary below)

     []  WITHHOLD AUTHORITY to vote for all nominees listed below

     INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S), CLEARLY CROSS OUT HIS (THEIR) NAME(S) BELOW.

     NOMINEES ARE: G. KENNETH BAUM, HENRY F. FRIGON AND ROGER W. HALE.

2. APPROVAL OF AN AMENDMENT TO THE 1993 LONG-TERM EXECUTIVE COMPENSATION PLAN IN ORDER TO PROVIDE FOR THE MAXIMUM NUMBER OF SHARES WITH RESPECT TO
    WHICH AWARDS MAY BE GRANTED TO ANY ONE INDIVIDUAL IN ANY CALENDAR YEAR.

     []  FOR []  AGAINST []  ABSTAIN

3.  ADOPTION OF THE H&R BLOCK, INC. STOCK PLAN FOR NON-EMPLOYEE DIRECTORS.

     []  FOR []  AGAINST []  ABSTAIN

4. RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDING APRIL 30, 1998.

     []  FOR []  AGAINST []  ABSTAIN

            BE SURE TO SIGN AND DATE THE REVERSE SIDE OF THIS FORM